UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Soliciting Material Pursuant to § 240.14a-12

TRIANGLE PETROLEUM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 29, 2015

Dear Stockholder:

It is my pleasure to invite you to attend Triangle Petroleum Corporation’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on July 16, 2015 at 9:00 a.m. MDT at our corporate offices, located at 1200 17th Street, Suite 2600, Denver, CO 80202. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the Annual Meeting. The Board of Directors welcomes this opportunity to have a dialogue with our stockholders and looks forward to your comments and questions.

We have elected to furnish proxy materials and our fiscal year 2015 Annual Report on Form 10-K (the “Fiscal 2015 Form 10-K”) to certain of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which allows us to reduce costs associated with the Annual Meeting. On or about May 29, 2015, we intend to mail to our beneficial stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our Proxy Statement and Fiscal 2015 Form 10-K, and how to submit proxies over the Internet. The Notice of Internet Availability also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Fiscal 2015 Form 10-K.  All stockholders of record will receive a printed copy of the Proxy Statement and Fiscal 2015 Form 10-K by mail.

It is important that your shares be represented at the Annual Meeting, regardless of the number you may hold. Whether or not you plan to attend, please promptly submit your proxy in one of the ways outlined in the accompanying Proxy Statement in order to vote your shares at the Annual Meeting.

We look forward to seeing you on July 16, 2015.

Kind Regards,

Dr. Peter Hill

Chairman of the Board

TRIANGLE PETROLEUM CORPORATION

1200 17th STREET, SUITE 2600

DENVER, COLORADO 80202

TELEPHONE: (303) 260-7125

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the stockholders of Triangle Petroleum Corporation (the “Company”) will be held on July 16, 2015, at 9:00 a.m. MDT at our corporate offices, located at 1200 17th Street, Suite 2600, Denver, CO 80202 for the purposes of:

1.	Electing the six directors nominated by the Company and identified in the accompanying proxy statement to hold office until the next annual meeting of stockholders;

2.	Ratifying the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016; and

3.	Transacting such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on May 21, 2015 will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and number of shares held by each stockholder, will be available at the principal executive offices of the Company, during normal business hours, for examination by any stockholder for any purpose germane to the meeting for 10 days prior to the date thereof. The proxy materials are being furnished to stockholders on or about May 29, 2015.

By Order of the Board of Directors,

Ryan McGee
Corporate Secretary

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, TO ENSURE THAT YOUR VOTE IS COUNTED, PLEASE VOTE AS PROMPTLY AS POSSIBLE.

TRIANGLE PETROLEUM CORPORATION

1200 17th STREET, SUITE 2600

DENVER, COLORADO 80202
Telephone:  (303) 260-7125

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 16, 2015
AT OUR CORPORATE OFFICES
AT 9:00 AM MDT

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Triangle Petroleum Corporation (the “Company,” “we,” “us” or “our”) for use at the annual meeting of the Company’s stockholders (the “Annual Meeting”) to be held at our corporate offices, located at 1200 17th Street, Suite 2600, Denver, CO 80202, on July 16, 2015, at 9:00 a.m. MDT and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting in person, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials are being furnished to stockholders on or about May 29, 2015.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. For shares held of record, revocation may be made by attending the Annual Meeting and voting the shares of stock in person, or by delivering to the Corporate Secretary of the Company at the principal executive offices of the Company prior to the Annual Meeting a written notice of revocation or a later-dated, properly executed proxy. For shares held beneficially in street name (see “Questions and Answers About These Proxy Materials—What is the Difference Between a Stockholder of Record and a Beneficial Owner of Shares Held in Street Name?”), a stockholder may revoke a proxy by following the instructions provided by the stockholder’s broker, trustee or nominee. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communication. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company, which will bear all costs associated with providing this proxy statement (the “Proxy Statement”) and the solicitation of proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Each of the Notice of Annual Meeting of Stockholders, the Proxy Statement, and the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the United States Securities and Exchange Commission (the “SEC”) on April 13, 2015 (the “Fiscal 2015 Form 10-K”), is available at http://viewproxy.com/trianglepetroleum/2015/.

Under rules adopted by the SEC, the Company is making the Proxy Statement and the Fiscal 2015 Form 10-K available on the Internet instead of mailing a printed copy of these materials to each stockholder. Stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice of Internet Availability contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies over the Internet.

If you received the Notice of Internet Availability by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice of Internet Availability.

RECORD DATE

Stockholders of record at the close of business on May 21, 2015 will be entitled to receive notice of, attend and vote at the Annual Meeting.

ACTION TO BE TAKEN UNDER PROXY

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Jonathan Samuels, our President and Chief Executive Officer, and Justin Bliffen, our Chief Financial Officer, or either one of them who acts, will vote:

1.FOR the election of the persons named herein as nominees to serve as directors of the Company, for a term expiring at the 2016 Annual Meeting of Stockholders (or until their successors are duly elected and qualified);

2.FOR the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016; and

3.According to their judgment with respect to such other matters or business as may properly come before the Annual Meeting or any adjournments thereof.

Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board. The Board is not aware of any reason that might cause any nominee to be unavailable.

WHO IS ENTITLED TO VOTE; VOTE REQUIRED; QUORUM

As of May 21, 2015, there were 75,379,517 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), issued and outstanding, which constitute all of the shares of outstanding capital stock of the Company. Stockholders are entitled to one vote for each share of Common Stock held by them.

One-third of the outstanding shares of Common Stock, or 25,126,506 shares as of May 21, 2015, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (as discussed below) will be counted as present for purposes of determining a quorum.

Brokers holding shares for customers are generally not entitled to vote on “non-routine” matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received such instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. The only proposal at the Annual Meeting considered a “routine” matter for these purposes is the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016, and brokers are entitled to vote uninstructed shares only with respect to that proposal. The other proposal is non-routine. Therefore, brokers are not entitled to vote on those matters unless the brokers receive voting instructions from their customers. As a result, it is very important that the Company’s beneficial owners provide instruction to their brokers on how to vote their shares.

Determination of whether a matter specified in the Notice of Annual Meeting of Stockholders has been approved will be determined as follows:

•A nominee for director will be elected if the votes cast for the nominee’s election exceed the votes cast against such nominee’s election. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the vote.

•The proposal to ratify KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016 will require the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on this proposal. An abstention will have the effect of a vote against this proposal. Brokers have discretionary authority and may vote on this proposal without having instructions from the beneficial owners or persons entitled to vote thereon.

We are incorporated in the State of Delaware and, accordingly, are subject to the Delaware General Corporation Law. Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to any of the proposals to be acted upon at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

We have delivered printed versions of these materials to you by mail in connection with the Company’s solicitation of proxies for use at the Annual Meeting. These materials describe the proposals on which the Company would like you to vote and also provide you with information on these proposals so that you can make an informed decision. We are furnishing our proxy materials to all stockholders of record entitled to vote at the Annual Meeting on or about May 29, 2015.

What is included in these materials?

These materials include:

•the Notice of Annual Meeting of Stockholders;

•the Proxy Statement;

•the Fiscal 2015 Form 10-K; and

•the proxy card and voting instruction form for the Annual Meeting.

What is the proxy card?

The proxy card enables stockholders of record to appoint Jonathan Samuels, our President and Chief Executive Officer, and Justin Bliffen, our Chief Financial Officer, as their representatives at the Annual Meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting.

What items will be voted on?

You are being asked to vote on the election of the six nominated members of our Board and the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016. We will also transact any other business that properly comes before the Annual Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that you vote your shares FOR each of the six persons nominated for director and FOR ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016.

Who can vote at the Annual Meeting?

There were 75,379,517 shares of Common Stock outstanding on May 21, 2015, held by 19 holders of record. Only stockholders of record at the close of business on May 21, 2015 are entitled to receive notice of, to attend, and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. All shares of Common Stock will vote together as a single class. Information about the stockholding of the Company’s directors and executive officers is set forth in “Proposal 1 – Election of Directors – Security Ownership of Certain Beneficial Owners and Management.”

Who will be admitted to the Annual Meeting?

Admission to the Annual Meeting will be limited to our stockholders of record on May 21, 2015, persons holding proxies from such stockholders, beneficial owners of our Common Stock on May 21, 2015, our directors, and our employees. If shares are registered in your name, we will verify your ownership at the Annual Meeting in our list of stockholders as of May 21, 2015. If your shares are held through a broker, bank or other nominee, you must bring proof of your beneficial ownership of the shares. This proof could consist of, for example, a bank or brokerage firm account statement or a letter from your bank or broker confirming your ownership as of May 21, 2015. You may also send proof of ownership to us at Triangle Petroleum Corporation, Attention: Corporate Secretary, 1200 17th Street, Suite 2600, Denver, CO 80202, or by email to info@trianglepetroleum.com by the close of business on July 14, 2015.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in “street name” through an account at a brokerage firm, bank or other nominee holder, rather than holding shares directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on May 21, 2015, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares, and this Proxy Statement and the other proxy materials were sent directly to you by the Company. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the Annual Meeting, if you do not vote over the Internet or by phone, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on May 21, 2015, your shares were held in an account at a brokerage firm, bank, broker-dealer or other nominee holder, then you are considered the beneficial owner of shares held in street name, and this Proxy Statement and the other proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account, and you have been or will be provided a voting instruction form for that purpose. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a valid proxy from the organization through which you hold your shares in street name.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

•Via the Internet. You may vote by proxy via the Internet by following the instructions provided on the proxy card.

•By Telephone. You may vote by calling the toll free number found on the proxy card.

•By Mail. You may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

•In Person. You may attend and vote at the Annual Meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice provided by your broker.

•By Telephone. You may vote by proxy by calling the toll free number found on the voting instruction form.

•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the pre-addressed, postage-paid envelope provided.

•In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

What if I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone, by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 1200 17th Street, Suite 2600, Denver, Colorado 80202 a written notice of revocation or a properly created proxy bearing a later date prior to the Annual Meeting. Please note, however, that if your shares are held in street name, you must follow any instructions provided by your broker to revoke or change your vote.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you (i) indicate when voting by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.

Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•as necessary to meet applicable legal requirements;

•to allow for the tabulation and certification of votes; or

•to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

Who pays the solicitation expenses?

We will bear the cost of any solicitation of proxies. Proxies may be solicited by mail or personally by our directors, officers or employees, none of whom will receive additional compensation for such solicitation. Those holding shares of Common Stock of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

Where do I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting and in a Current Report on Form 8-K.

PROPOSAL 1 — ELECTION OF DIRECTORS

Information about the Nominees

Our Bylaws specify that the number of directors on our Board shall be at least three and no more than fifteen persons. Our Board currently consists of seven persons. One of our directors, Mr. F. Gardner Parker, notified the Company on May 21, 2015 that he will not stand for re-election at the Annual Meeting. The remaining six directors have each been nominated by our Nominating and Corporate Governance Committee to stand for re-election at the Annual Meeting. Each director is elected to serve until the following annual meeting of stockholders and until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.    Mr. Parker’s term on the Board will expire at the Annual Meeting, following which the number of seats on the Board will be reduced from seven to six.

In connection with our July 2012 issuance and sale of a 5% Convertible Promissory Note with an initial principal amount of $120.0 million (the “Convertible Note”) to an affiliate of Natural Gas Partners (“NGP”), and pursuant to our obligations under an Investment Agreement entered into concurrently therewith, we increased the size of our Board from five to six members and appointed Roy A. Aneed, as designee of NGP, to fill the newly-created vacancy effective as of July 31, 2012.  Mr. Aneed left NGP in early 2015 but remains on the Board as an independent director. On April 13, 2015, we increased the size of our Board from six to seven members and appointed Brian Minnehan, as NGP’s replacement designee, effective immediately. NGP has nominated Mr. Minnehan as its designated director, which nomination has also been supported by our Nominating and Corporate Governance Committee. Under the terms of the Investment Agreement, as amended in March 2013, if Mr. Minnehan is not re-elected by the stockholders, then our Board must again increase the size of the Board by one person and fill such newly-created vacancy with NGP’s designated director. NGP’s right to designate a director will terminate at such time that (i) NGP ceases to hold at least the lesser of (x) 50% of the shares of Common Stock that would be issuable to NGP upon conversion of the Convertible Note as of the original issuance date of the Convertible Note and (y) 10% of the then-outstanding shares of Common Stock (such ownership being determined after giving pro forma effect to an assumed full conversion of any outstanding portion of the Convertible Note), or (ii) NGP is in material breach of its standstill obligations or anti-hedging covenant under the Investment Agreement.

The following table and biographies describe for each nominee his age, his principal occupation for at least the last five years, his present position with the Company, the year in which he was first elected or appointed as director, and his directorships with other companies whose securities are registered with the SEC.

Names	Ages	Titles
Peter Hill	68	Chairman of the Board
Roy A. Aneed (1)(2)(3)(4)	36	Director
Gus Halas (1)(2)(4)	64	Director
Randal Matkaluk (1)(3)(4)	57	Director
Brian Minnehan (1)(2)(3)	42	Director
Jonathan Samuels	36	Director, Chief Executive Officer, President

(1)Independent Director

(2)Member of Compensation Committee

(3)Member of Nominating and Corporate Governance Committee

(4)Member of Audit Committee

Peter Hill has been a director since November 2009 and Chairman of the Board since April 2012. From April 2012 to February 2013, Dr. Hill served as Executive Chairman, having served previously as Chief Executive Officer of the Company since November 2009 and President and Chief Executive Officer of the Company from November 2009 until May 2011. Dr. Hill has over 40 years of experience in the international oil and natural gas industry. He commenced his career in 1972 and spent 22 years in senior positions at British Petroleum including Chief Geologist, Chief of Staff for BP Exploration, President of BP Venezuela and Regional Director for Central and South America. Dr. Hill then worked as Vice President of Exploration at Ranger Oil Ltd. in England (1994-1995), Managing Director Exploration and Production at Deminex GMBH Oil in Germany (1995-1997), Technical Director/Chief Operating Officer at Hardy Oil & Gas plc (1998-2000), President and Chief Executive Officer at Harvest Natural Resources, Inc.

(2000-2005), Director/Chairman at Austral Pacific Energy Ltd. (2006-2008), independent advisor to Palo Alto Investors (January 2008 to December 2009), Non-Executive Chairman at Toreador Resources Corporation (January 2009 to April 2011), Director of Midstates Petroleum Company, Inc. (April 2013 to March 2015), and interim President and Chief Executive Officer of Midstates Petroleum Company, Inc. (March 2014 to March 2015). Dr. Hill has a B.Sc. (Honors) in Geology and a Ph.D. Dr. Hill’s qualifications to sit on the Board of Directors include significant public company governance experience, significant experience as an exploration geologist and over 20 years of general management experience.

Roy A. Aneed has been a director since July 2012. Mr. Aneed has served as a Partner and Co-Founder of Edge Natural Resources LLC, a private equity firm formed to make small-cap investments in the North American energy industry, since the firm’s launch in February 2015. From June 2007 through January 2015, Mr. Aneed was employed by an affiliate of Natural Gas Partners, most recently as Managing Director, where he was involved in deal sourcing and execution as well as the monitoring of various portfolio companies. From 2003 to 2007, Mr. Aneed worked as a Senior Associate at Graham Partners, Inc., a middle market buyout fund focused on U.S. manufacturing companies. Prior to 2003, Mr. Aneed was an analyst with the Investment Banking division of Citigroup in New York. In 2001, Mr. Aneed received a Bachelor's of Science in Economics from the Wharton School of Finance at the University of Pennsylvania with concentrations in Finance and Management as well as a minor in History. Mr. Aneed’s qualifications to sit on the Board of Directors include significant financial and transactional background in the energy industry.

Gus Halas has been a director since October 2011. Mr. Halas was Chief Executive Officer and President of Central Garden & Pet Company from April 2011 to May 2013. Mr. Halas was Chief Executive Officer and President of T-3 Energy Services, Inc. from May 2003 to March 2009 and also served as Chairman of the board of directors from March 2004 to March 2009. From August 2001 to April 2003, Mr. Halas served as Chief Executive Officer and President at Clore Automotive, Inc. From January 2001 to May 2001, Mr. Halas served as Chief Executive Officer and President at Marley Cooling Tower of United Dominion Industries Limited. From January 1999 to August 2000, Mr. Halas served as President at Ingersoll Dresser's Pump Services Group. Mr. Halas has also held leadership positions at Sulzer Industries, Inc. from 1986 to 1999 and was a director of Aquilex Corporation from June 2007 to July 2011. Mr. Halas has been a member of the advisory board of White Deer Energy since August 2009, a director of Hooper Holmes, Inc. since April 2013, a director of OptimizeRx since August 2014, and a director of Madalena Energy Inc. since January 2015. Mr. Halas received his BS in Physics and Economics from Virginia Tech University. Mr. Halas’ qualifications to sit on the Board of Directors include his extensive executive management experience and background in the energy industry.

Randal Matkaluk has been a director since August 2007. Since July 2014, Mr. Matkaluk has been the Chief Financial Officer of Capio Energy Inc., a private oil company. From February 2010 until June 2014, Mr. Matkaluk was the Chief Financial Officer of Capio Exploration Ltd., a private oil and natural gas exploration and development company that was acquired by Kelt Exploration Ltd in July 2014. From November 2008 to November 2009, Mr. Matkaluk was the Chief Financial Officer and Corporate Secretary of Vigilant Exploration Inc., a private oil and natural gas exploration company that was acquired by Tourmaline Oil Corp. in November 2009. From March 2006 to October 2008, Mr. Matkaluk was an independent businessman. Mr. Matkaluk has been a director of Euromax Resources Ltd. since September 2010. Between January 2003 and February 2006, Mr. Matkaluk was the co-founder and Chief Financial Officer of Relentless Energy Corporation, a private oil and natural gas exploration company. Between June 2001 and December 2002, Mr. Matkaluk was the Chief Financial Officer of Antrim Energy Inc., a public international oil and natural gas exploration company listed on the TSX Exchange. Mr. Matkaluk has also worked for Gopher Oil and Gas Company from May 1997 to October 1998 and Cube Energy Corp. from January 1984 to April 1997. Mr. Matkaluk has been a Chartered Accountant since 1983. Mr. Matkaluk received his Bachelor's Degree in Commerce in 1980 from the University of Calgary. Mr. Matkaluk’s qualifications to sit on the Board of Directors include significant public company governance and audit experience.

Brian Minnehan has been a director since April 2015. Mr. Minnehan has been employed by NGP Energy Capital Management, L.L.C. (“Natural Gas Partners”) since 2007. Natural Gas Partners’ principal business is serving as the management company of the Natural Gas Partners family of funds. The Natural Gas Partners funds provide capital to companies involved in the oil and gas industry. Mr. Minnehan is currently a Managing Director at Natural Gas Partners. He is involved in deal sourcing and execution as well as the monitoring of various portfolio companies. Prior to joining Natural Gas Partners, Mr. Minnehan worked as a director for Prudential Capital Group from 2004 to 2007, where he was responsible for sourcing, analyzing, structuring and monitoring private debt investment across all sectors of the energy industry. His previous tenures include Rothschild, Inc. and Arthur Andersen. Mr. Minnehan received a B.A. and M.P.A. in Accounting in 1996 from the University of Texas at Austin, and an M.B.A. in 2002 from Harvard University. Mr. Minnehan’s qualifications to sit on the Board of Directors include significant financial and transactional background in the energy industry.

Jonathan Samuels has been a director since December 2009. He was appointed Chief Executive Officer of the Company in April 2012, having served previously as Chief Financial Officer since December 2009, and continues to also serve as President of the Company, a position to which he was appointed in May 2011. Prior to joining us, Mr. Samuels was an investment professional responsible for research and investment sourcing in the energy sector at Palo Alto Investors, an investment management firm founded in 1989, for five years. Mr. Samuels received his B.A. from the University of California and his M.B.A. from the Wharton School. He also holds a Chartered Financial Analyst designation. Mr. Samuels’ qualifications to sit on the Board of Directors include significant capital markets experience and significant experience investing in public companies.

Director Resignation Policy

The Board adopted a director resignation policy in November 2012 requiring incumbent directors who do not receive a majority vote in an uncontested election (i.e., where the number of nominees is the same as the number of directors to be elected) to tender his or her resignation to the Nominating and Corporate Governance Committee, which will then make a recommendation to the entire Board as to whether to accept or reject the resignation based on factors deemed relevant by the Nominating and Corporate Governance Committee including, without limitation, the stated reason or reasons why stockholders voted against such director's re-election, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the Audit Committee in such capacity), and whether the director's resignation from the Board would be in the best interests of the Company and its stockholders. A copy of the director resignation policy is attached as Annex D to the Company’s definitive proxy statement for the 2012 Annual Meeting of Stockholders, which was filed with the SEC on September 18, 2012.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF ITS NOMINEES.

Information about the Board of Directors

Composition of the Board of Directors

Our Board currently consists of seven members, including our Chairman of the Board and our Chief Executive Officer. We have five directors that qualify as independent directors under the corporate governance standards of the NYSE MKT, and we have four directors that satisfy the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board of Directors Leadership Structure

Our Board understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. To this end, our Board has no policy mandating the combination or separation of the roles of Chairman of the Board and Chief Executive Officer and believes the matter should be discussed and considered from time to time as circumstances change. We currently have a separate Chairman of the Board and Chief Executive Officer. This leadership structure is appropriate for us at this time as it permits our Chief Executive Officer to focus on management of our day-to-day operations, while allowing our Chairman to lead our Board in its fundamental role of overseeing, and providing advice and guidance to, our management.

Board of Directors Oversight of Risk Management

Our entire Board oversees our risk management process. The process involves a company-wide approach to risk management, carried out by our management team. Our entire Board determines appropriate risks for us generally, assesses the specific risks faced by our Company, and reviews the steps taken by management to manage those risks.

While the entire Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Compensation Committee believes that the Company’s executive compensation program does not encourage excessive risk or unnecessary risk taking. Our Audit Committee oversees management of enterprise risks, as well as financial risks, and is also responsible for overseeing potential conflicts of interests. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the entire Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the Board and its committees.

Meetings

During fiscal year 2015, the Board held eleven meetings. All of the members of the Board attended at least 75% of the total number of meetings of the Board. The Board also approved certain actions by unanimous written consent during fiscal year 2015. One-third of the current number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the action.

Director Attendance at the Annual Meeting

All members of the Board are encouraged, but not required, to attend the Annual Meeting. All of our directors attended our 2014 Annual Meeting of Stockholders.

Board of Directors Committees

The Board currently has a standing Audit Committee, a standing Compensation Committee, and a standing Nominating and Corporate Governance Committee. Members serve on these committees until their respective resignations or until otherwise determined by our Board. Our Board may, from time to time, establish other committees. Each standing committee operates under a written charter adopted by the Board. The charters are posted on our website at www.trianglepetroleum.com and are available in print to any stockholder upon request.

Audit Committee

The Audit Committee is currently comprised of three directors, Messrs. Randal Matkaluk, Roy A. Aneed, and Gus Halas, with Mr. Matkaluk elected and serving as Chairman of the committee since early 2010. Our Board has determined that all members of the Audit Committee are “independent” directors for purposes of Rule 10A-3 under the Exchange Act and the rules of the NYSE MKT. The Board has determined that Mr. Matkaluk, who is a Chartered Accountant having over 30 years of financial experience, qualifies as an “Audit Committee financial expert” as such term is defined by the SEC in Item 407 of Regulation S-K. During fiscal year 2015, the Audit Committee met five times and each of its members attended 100% of the meetings.

The Audit Committee is appointed by our Board to assist the Board in overseeing (1) the quality and integrity of our financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of our independent auditor; and (4) our compliance with legal and regulatory requirements. The authority and responsibilities of the Audit Committee are set forth in a written Audit Committee charter adopted by the Board. The charter grants to the Audit Committee sole responsibility for the appointment, compensation and evaluation of our independent auditor, and for establishing the terms of such engagements. The Audit Committee has the authority to retain the services of independent legal, accounting or other advisors as the Audit Committee deems necessary, with appropriate funding available from the Company, as determined by the Audit Committee, for such services. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval.

Compensation Committee

The Compensation Committee is currently comprised of three directors, Messrs. Gus Halas, Roy A. Aneed, and Brian Minnehan, with Mr. Halas elected and serving as Chairman of the committee since late 2011. Our Board has determined that all of the members of the Compensation Committee are “independent” directors under the rules of the NYSE MKT, are “non-employee” directors as defined in Rule 16b-3(b)(3) under the Exchange Act, and are “outside” directors within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code of 1986, as amended (the “Code”). During fiscal year 2015, the Compensation Committee met five times and each of its members attended 100% of the meetings.

The Compensation Committee is responsible for assisting the Board in, among other things, evaluating and making recommendations regarding the compensation of our executive officers and directors, assuring that the executive officers are compensated effectively in a manner consistent with our stated compensation strategy and periodically evaluating the terms and administration of our incentive plans and benefit programs.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of three directors, Messrs. Brian Minnehan, Roy A. Aneed, and Randal Matkaluk, with Mr. Minnehan elected and serving as Chairman of the committee since April 2015. Our Board has determined that all members of the Nominating and Corporate Governance Committee are “independent” directors under the rules of the NYSE MKT. During fiscal year 2015, the Nominating and Corporate Governance Committee met three times and each of its members attended 100% of the meetings.

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending to the Board candidates for Board membership; advising the Board with respect to the corporate governance principles applicable to us; and overseeing the evaluation of the Board and management.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board. However, at a minimum, candidates for director must possess:

•high personal and professional ethics and integrity;

•the ability to exercise sound judgment;

•the ability to make independent analytical inquiries;

•a willingness and ability to devote adequate time and resources to diligently perform board and committee duties; and

•the appropriate and relevant business experience and acumen.

In addition to these minimum qualifications, the Nominating and Corporate Governance Committee will also take into account the following factors when considering whether to nominate a potential director candidate:

•whether the person possesses specific industry expertise and familiarity with general issues affecting our business;

•whether the person’s nomination and election would enable the Board to have a member who qualifies as an “Audit Committee financial expert” as such term is defined by the SEC in Item 407 of Regulation S-K;

•whether the person would qualify as an “independent” director under the listing standards of the various stock markets and exchanges;

•the importance of continuity of the existing composition of the Board to provide long-term stability and experienced oversight; and

•the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders provided such recommendations are submitted in accordance with the procedures set forth below. In order to provide for an orderly and informed review and selection process for director candidates, the Board has determined that stockholders who wish to recommend director candidates for consideration by the Board must comply with the following:

•the recommendation must be made in writing to our Corporate Secretary;

•the recommendation must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending person’s ownership of our Common Stock;

•the recommendation shall also contain a statement from the recommending stockholder in support of the candidate; professional references, particularly those relevant to board membership, relating to character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and similar matters; and

•a statement from the stockholder nominee indicating that such nominee wants to serve on the Board and could be considered “independent” under the listing standards of the various stock markets and exchanges and the SEC as applicable at that time.

All candidates submitted by stockholders will be evaluated by the Board according to the criteria discussed above and in the same manner as all other director candidates.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics for Directors, Officers and Employees (the “Code of Ethics”), which is a code of ethics as defined in Item 406(b) of Regulation S-K and is designed to deter wrongdoing and to promote honest and ethical conduct and full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications. The Code of Ethics promotes compliance with applicable governmental laws, rules and regulations. The Code of Ethics contains information regarding whistleblower procedures and is posted on our website in the Corporate Governance section. In the event the Board approves an amendment to or waiver of any provision of our Code of Ethics, we will disclose the required information pertaining to such amendment or waiver on our website at http://www.trianglepetroleum.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been in the past an officer or employee of our Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or Compensation Committee. No member of our Board is an executive officer of a company for which one of our executive officers serves as a member of the board of directors or compensation committee.

Director Compensation

The director compensation package consists of annual cash compensation and discretionary awards of stock options or Restricted Stock Units (“RSUs”).

Directors received compensation for their services for fiscal year 2015 as set forth below:

								Non-qualified
	Fees Earned					Non-Equity		Deferred
	or Paid in		Stock		Option	Incentive Plan		Compensation	All Other
Name	Cash (a)		Awards (b)		Awards	Compensation		Earnings	Compensation		Total
Peter Hill	$82,500		$265,275		$—	$—		$—	$75,600	(e)	$423,375
Roy A. Aneed	$55,000	(c)	$—	(d)	$—	$176,850	(d)	$—	$—		$231,850
Gus Halas	$55,000		$176,850		$—	$—		$—	$—		$231,850
Randal Matkaluk	$55,000		$176,850		$—	$—		$—	$—		$231,850
F. Gardner Parker	$55,000		$176,850		$—	$—		$—	$—		$231,850

(a)

As Chairman of the Board, Dr. Hill received pro-rated annual cash fees of $75,000 per year through July 2014, after which he received pro-rated annual cash fees of $90,000 per year.  As independent directors, Messrs. Halas, Matkaluk, Parker, and Aneed each received pro-rated annual cash fees of $50,000 per year through July 2014, after which they each received pro-rated annual cash fees of $60,000 per year.

(b)

This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Each unit represents a right at its vesting to receive one share of Common Stock. Dr. Hill was granted an award of 22,500 RSUs on July 18, 2014 for his services as Chairman of the Board, which will vest entirely on July 18, 2015 and were valued at the $11.79 per share closing price of our Common Stock on the grant date. On the same date, Messrs. Halas, Matkaluk, and Parker were each granted 15,000 RSUs, which will also vest entirely on July 18, 2015 and were valued at $11.79 per share. As of January 31, 2015, each of Messrs. Halas, Matkaluk and Parker had 15,000 unvested RSUs outstanding, and Dr. Hill had 137,500 unvested RSUs outstanding.

(c)	Fees earned by Mr. Aneed were paid directly to NGP pursuant to internal NGP rules.
(d)

In lieu of granting RSUs, assuming that NGP’s director designee remains a member of the Company's Board through July 18, 2015, the Company will make a cash payment to NGP of $176,850 (15,000 times the $11.79 per share closing price of our Common Stock on July 18, 2014).

(e)

Dr. Hill relinquished his executive role with the Company in fiscal year 2014, but remained the Chairman of the Board. At the same time, Dr. Hill assumed a non-executive employee position with the Company as a senior advisor. In connection with the transition in Dr. Hill's employment role, his base salary was reduced to $75,000 per annum.  As an employee, Dr. Hill is eligible for all employee benefits offered generally to employees of the Company, but he does not participate in any of our cash or equity plans in regards to his employment-related services.

Mr. Minnehan is not included in the above table because he was appointed to the Board in fiscal year 2016. Similar to the treatment for Mr. Aneed during fiscal year 2015, all independent director fees and awards payable to Mr. Minnehan in fiscal year 2016 will be paid directly to NGP.

Mr. Samuels is not included in the above table because, as an executive officer of the Company, he received no additional compensation for his services as a director. The compensation received by Mr. Samuels as an executive officer is shown in “Summary Compensation Table.”

Executive Officers

Executive officers are appointed by our Board and serve until their successors are appointed. Biographical resumes of each executive officer are set forth below.

Jonathan Samuels, age 36, was appointed Chief Executive Officer of the Company in April 2012, having served previously as Chief Financial Officer since December 2009, and continues to also serve as President of the Company, a position to which he was appointed in May 2011. Mr. Samuels has also served as a Director of the Company since December 2009. Prior to joining us, Mr. Samuels was an investment professional responsible for research and investment sourcing in the energy sector at Palo Alto Investors, an investment management firm founded in 1989, for five years. Mr. Samuels received his B.A. from the University of California and his M.B.A. from the Wharton School. He also holds a Chartered Financial Analyst designation.

Justin Bliffen, age 39, was appointed Chief Financial Officer of the Company in February 2013, having previously served as VP of Finance and EVP of Finance of the Company, sequentially, beginning in March 2011. Since joining the Company, Mr. Bliffen has been instrumental to the Company’s corporate finance, budgeting, strategic, and capital markets initiatives. Prior to joining the Company, Mr. Bliffen served as an Associate and Vice President energy derivatives trader at Goldman Sachs from August 2008 to February 2011. Prior to joining Goldman Sachs, Mr. Bliffen served for eight years as a United States Naval Officer and six years as a Navy SEAL. Mr. Bliffen received his B.S. in Systems Engineering from the United States Naval Academy and his M.B.A. with a Major in Finance from the Wharton School.

R. Curt Dacar, age 56, has served as the Chief Executive Officer of RockPile Energy Services, LLC, the Company’s wholly-owned pressure pumping and oilfield services subsidiary, since joining RockPile in September of 2011. Prior to RockPile, Mr. Dacar spent 32 years with Schlumberger Technology Corporation in executive management and operational roles. During his tenure with Schlumberger Technology Corporation, he spent 14 years in the Williston Basin managing the Oilfield Services Division.  Mr. Dacar possesses extensive knowledge of the pressure pumping value chain, engineering/design, sales, contract negotiations, and field operations.  Mr. Dacar holds a B.S. in Business Management.

Dominic Spencer, age 34, was appointed President of Triangle USA Petroleum Corporation in February 2015. Mr. Spencer previously served as TUSA’s Executive Vice President of Operations since February 2014, prior to which he served in various drilling and operational roles since joining the Company in July 2011. Mr. Spencer’s efforts and expertise significantly aided the Company’s successful transition from a non-op business model to a full-scale Williston Basin operator. Before joining the Company, he worked for eight years with Bill Barrett Corporation as Operations Manager and in various other roles on numerous assets. Mr. Spencer graduated from Colorado School of Mines in 2003 with a B.S. in petroleum engineering.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock of: (1) each person or entity known to us who owns of record or beneficially 5% or more of any class of our voting securities; (2) each of our executive officers and directors; and (3) all of our directors and executive officers as a group. The percentage of beneficial ownership of our Common Stock is based upon 75,379,517 shares issued and outstanding on May 21, 2015.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock. Unless otherwise noted, the address of each beneficial owner is c/o 1200 17th Street, Suite 2600, Denver, Colorado 80202.

		Amount and
	Title of	Nature of Beneficial		Percent
Name and Address of Owner	Class	Ownership (a)		of Class
Peter Hill	Common Stock	363,595	(b)	* %
Roy A. Aneed	Common Stock	-		-%
Gus Halas	Common Stock	170,000	(c)	* %
Randal Matkaluk	Common Stock	203,101	(d)	* %
Brian Minnehan	Common Stock	-		-%
F. Gardner Parker	Common Stock	213,272	(e)	* %
Jonathan Samuels	Common Stock	1,621,027	(f)	2.12%
Justin Bliffen	Common Stock	123,283		* %
Robert Dacar	Common Stock	2,906		* %
Dominic Spencer	Common Stock	11,854		* %
All Executive Officers and Directors as a Group (10 persons)	Common Stock	2,709,038	(g)	3.53%
TIAA (h)	Common Stock	11,350,000	(h)(i)	15.06%
NGP (j)	Common Stock	26,639,666	(j)(k)	28.73%
Dimensional Fund Advisors (l)	Common Stock	4,925,923	(l)(m)	6.53%
State Street (n)	Common Stock	3,952,457	(n)(o)	5.24%

*Less than 1%.

(a)

Security ownership information for beneficial owners is taken from statements filed with the SEC pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the Company. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock (i) issuable upon the vesting of RSUs within 60 days of the date of the table, and (ii) subject to options that are currently exercisable or exercisable within 60 days of the date of the table, are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those RSUs or options but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(b)	Includes (i) 341,095 shares of Common Stock and (ii) 22,500 RSUs that vest on July 18, 2015.
(c)	Includes (i) 155,000 shares of Common Stock and (ii) 15,000 RSUs that vest on July 18, 2015.
(d)	Includes (i) 188,101 shares of Common Stock and (ii) 15,000 RSUs that vest on July 18, 2015.
(e)	Includes (i) 192,272 shares of Common Stock held by Mr. Parker, (ii) 6,000 shares held by Mr. Parker’s spouse, and (iii) 15,000 RSUs that vest on July 18, 2015.
(f)

Includes (i) 421,027 shares of Common Stock, (ii) 600,000 shares of Common Stock underlying vested options as follows: 75,000 options with an exercise price of $7.50 per share, 75,000 options with an exercise price of $8.50 per share, 150,000 options with an exercise price of $10.00 per share, 150,000 options with an exercise price of $12.00 per share, and 150,000 options with an exercise price of $15.00 per share, and (iii) 600,000 shares of Common Stock underlying unvested options that vest on July 4, 2015, as follows: 600,000 shares of Common Stock underlying vested options as follows: 75,000 options with an exercise price of $7.50 per share, 75,000 options with an exercise price of $8.50 per share, 150,000 options with an exercise price of $10.00 per share, 150,000 options with an exercise price of $12.00 per share, and 150,000 options with an exercise price of $15.00 per share.

(g)	Includes 600,000 shares of Common Stock underlying Mr. Samuels’ options that vest on July 4, 2015.
(h)	ActOil Bakken, LLC's address is c/o Teachers Insurance and Annuity Association of America, 730 Third Avenue, 4th Floor, New York, NY 10017.

(i)

Includes 11,350,000 shares of our Common Stock issued to ActOil Bakken, LLC on August 28, 2013 pursuant to the Stock Purchase Agreement, dated August 6, 2013 (the “TIAA Stock Purchase Agreement”), between TIAA and the Company. Pursuant to an Assignment Agreement, dated as of August 28, 2013, TIAA assigned the right to purchase, pursuant to the TIAA Stock Purchase Agreement, 11,350,000 shares of our Common Stock to ActOil Bakken, LLC. ActOil Bakken, LLC is a wholly-owned subsidiary of TIAA Oil and Gas Investments, LLC (“TOGI”), its sole member. TOGI is a wholly owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”), its sole member. Because of the foregoing relationships, each of ActOil Bakken, LLC, TOGI and TIAA may be deemed to beneficially own all of the shares of our Common Stock held by ActOil Bakken, LLC. TOGI has a Board of Managers composed of Lisa Ferraro, Marietta Moshiashvili and Andrew Leicester, each of whom is an employee of TIAA. Ultimately, the voting and dispositive control that TIAA may effect on ActOil Bakken, LLC's investment through TOGI will be subject to internal controls, authorizations, and governance structures that are not dependent on specific personnel. Each of ActOil Bakken, LLC, TOGI, TIAA, Lisa Ferraro, Marietta Moshiashvili and Andrew Leicester disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein.

(j)	Natural Gas Partners’ address is 5221 N. O'Connor Blvd., Suite 1100, Irving, TX 75039.
(k)

Includes (i) 17,125,596 shares of Common Stock of issuable upon conversion of the Convertible Note held by NGP Triangle Holdings LLC (“NGP Triangle”) with an outstanding principal balance of $143,984,525 as of March 31, 2015, at a conversion price of $8.00 per share, (ii) 8,118,407 shares of Common Stock issued to NGP Natural Resources X, L.P. (“NGP X”) on March 8, 2013 pursuant to the Stock Purchase Agreement, dated March 2, 2013 (the “NGP Stock Purchase Agreement”), between NGP Triangle and the Company, (iii) 1,181,593 shares of Common Stock issued to NGP Natural Resources X Parallel Fund, L.P. (“NGP Parallel”) on March 8, 2013 pursuant to the NGP Stock Purchase Agreement, and (iv) an additional 214,070 shares of Common Stock issuable upon conversion of the paid-in-kind interest to be added to the outstanding principal balance of the Convertible Note on June 30, 2015. Pursuant to an Assignment Agreement, dated as of March 7, 2013, NGP Triangle assigned the right to purchase, pursuant to the Stock Purchase Agreement, 8,118,407 shares of Common Stock to NGP X and 1,181,593 shares of Common Stock to NGP Parallel. NGP X owns a controlling interest in NGP Triangle and, therefore, may be deemed to share voting and dispositive power securities held by NGP Triangle and to be the beneficial owner of such securities. GFW X, L.L.C. (“GFW X”) and G.F.W. Energy X, L.P. (“G.F.W. Energy”) may be deemed to share voting and dispositive power over securities held by NGP Triangle and therefore may also be deemed to be the beneficial owner of such securities by virtue of GFW X being the sole general partner of G.F.W. Energy, which is the sole general partner of NGP X. GFW X and G.F.W. Energy may be deemed to share voting and dispositive power over securities held by NGP Parallel and therefore may also be deemed to be the beneficial owner of such securities by virtue of GFW X being the sole general partner of G.F.W. Energy, which is the sole general partner of NGP Parallel. Kenneth A. Hersh, an Authorized Member of GFW X, may also be deemed to share the power to vote, or to direct the vote, and to dispose, or to direct the disposition, of such securities. Mr. Hersh does not directly own any reported securities. GFW X has delegated full power and authority to manage NGP X to NGP Energy Capital Management, L.L.C. (“NGP Management”) and accordingly, NGP Management may be deemed to share voting and dispositive power over securities held by NGP Triangle and therefore may also be deemed to be the beneficial owner of such securities. Each of NGP Triangle, NGP Parallel, NGP X, G.F.W. Energy, GFW X, Mr. Hersh and NGP Management disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

(l)	Dimensional Fund Advisors LP’s address is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(m)

As reported on a Schedule 13G filed with the SEC on February 5, 2015, Dimensional Fund Advisors LP is an Investment Adviser reporting beneficial ownership of 4,925,923 shares of Common Stock, which includes sole dispositive power over 4,925,923 shares of Common Stock and sole voting power over 4,701,622 shares of Common Stock. Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(n)	State Street Corporation’s address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.
(o)

As reported on a Schedule 13G filed with the SEC on February 12, 2015, State Street Corporation is a Parent Holding Company/Control Person reporting beneficial ownership of 3,952,457 shares of Common Stock, which includes shared dispositive and voting power over the 3,952,457 shares of Common Stock. State Street

Corporation indicated that the shares of Common Stock reported on the Schedule 13G were acquired by four subsidiaries, one of which is a Bank and three of which are Investment Advisors. 16

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) provides a general description of the compensation programs we maintained for the following individuals in fiscal year 2015 (our “named executive officers”):

•Jonathan Samuels, President and Chief Executive Officer;

•Justin Bliffen, Chief Financial Officer;

•R. Curt Dacar, Chief Executive Officer of RockPile Energy Services, LLC; and

•Dominic Spencer, President of Triangle USA Petroleum Corporation.

This CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion.  Although the information presented in this CD&A focuses on our fiscal year 2015, we also describe compensation actions taken before and after fiscal year 2015 to the extent such discussion enhances the understanding of our executive compensation disclosure.

General Background

In fiscal year 2015 we built upon the positive momentum that we created in fiscal years 2012, 2013, and 2014.  Under the leadership of Mr. Samuels, we continued our focus at our wholly-owned subsidiary Triangle USA Petroleum Corporation (“TUSA”) on growing our production volumes through the efficient development of our operated Bakken Shale and Three Forks drilling inventory in the Williston Basin of North Dakota and Montana. We also continued to implement our vertical integration strategy by expanding the Company’s presence in the pressure pumping and oilfield services market through our wholly-owned subsidiary RockPile Energy Services, LLC (“RockPile”), and in the midstream gathering, transportation, processing, and disposal market through our Caliber Midstream Partners, LP (“Caliber”) joint venture.  Despite the significant decline in commodity prices in the second half of fiscal year 2015, our continued momentum resulted in robust reserves, revenue, and cash flow growth in fiscal year 2015, a strong balance sheet and liquidity position, and the fiscal year 2015 business results highlighted below.

From a compensation perspective, we maintained the Chief Executive Officer key performance indicator categories (“KPIs”) that we instituted in fiscal year 2014, while updating the quantitative metrics for fiscal year 2015 operations. We also determined that Mr. Bliffen’s significant efforts and increased value to the Company since his initial employment agreement in May 2013 merited an amended and restated employment agreement in September 2014, including long-term equity grants in the Form of RSUs and options to encourage retention and further align his interests with those of our stockholders.

We acknowledge that our stock price declined significantly in the second half of fiscal year 2015 in connection with the dramatic decline in oil and natural gas prices.  However, we note that our peers and other companies in the oil and gas industry also suffered significant market price declines, in many cases more severe than our own.  While stock price is a relevant factor in assessing the performance of our named executive officers, we believe that the strong growth in our businesses in fiscal year 2015, along with proactive balance sheet management, has positioned us to weather the current depressed commodity pricing environment and take advantage of future upswings in prices.

Fiscal Year 2015 Business Results

In fiscal year 2015, we delivered the following strong operational and financial results:

•Production volumes totaled 4,176 Mboe for the year ended January 31, 2015, compared to 1,929 Mboe for the year ended January 31, 2014, an increase of 116%.

•Oil, natural gas and natural gas liquids sales in the year ended January 31, 2015 were $284.5 million compared to $160.5 million for the year ended January 31, 2014, an increase of 77%.

•Oilfield services revenue in fiscal year 2015 was $288.5 million compared to $98.2 million for fiscal year 2014 as RockPile increased its sales to third party customers. The total gross profit contribution from our oilfield services operations grew to $56.1 million for fiscal year 2015, as compared to $10.5 million for fiscal year 2014 and oilfield services gross profit percentages improved to 19.4% for fiscal year 2015 compared to 10.7% for fiscal year 2014.

•Income from operations was $95.4 million for the year ended January 31, 2015, compared to $47.0 million for the year ended January 31, 2014.

•Cash flows provided by operating activities were $200.8 million for the year ended January 31, 2015 compared to $82.4 million for the year ended January 31, 2014.

•TUSA spud 62 gross (43.9 net) operated wells and completed 49 gross (34.5 net) operated wells during the year ended January 31, 2015.

•TUSA acquired approximately 41,100 net acres in Williams County, North Dakota and Sheridan and Roosevelt Counties, Montana for approximately $90.4 million in June 2014.

•TUSA increased proved reserves from approximately 40,314 Mboe at January 31, 2014 to 58,870 Mboe at January 31, 2015, an increase of approximately 46%.

•TUSA issued $450.0 million aggregate principal amount of 6.75% Senior Notes due 2022 of which $429.5 was outstanding at January 31, 2015.

•TUSA and RockPile amended their credit facilities to provide for additional borrowing capacity and operational flexibility.

•RockPile completed 49 TUSA wells and 99 third-party wells in fiscal year 2015, as compared to 31 TUSA wells and 50 third-party wells in fiscal year 2014.

•RockPile deployed into service its third and fourth hydraulic fracturing spreads and acquired or developed various ancillary service lines.

•Caliber flowed crude oil through its Alexander Market Center, providing stabilization as well as additional takeaway optionality via pipeline and truck to rail (both inbound and outbound loading services).

2015 Compensation Highlights

Our fiscal year 2015 executive compensation reflected the exceptional performance of our executives despite a difficult commodity pricing environment in the second half of the year.  Key executive compensation actions for fiscal year 2015 included:

•Execution of the amended employment contract with Mr. Bliffen on September 9, 2014, which provides for, among other things:

▪	An increase in his base salary to $350,000 per annum.
▪	An annual cash bonus opportunity of up to 100% of base salary.
▪	A cash inducement bonus of $400,000 payable in quarterly installments through April 30, 2015.
▪	A grant of 300,000 RSUs pursuant to the Company’s 2014 Equity Incentive Plan (the “2014 Plan”) that vest in three equal installments on the first three anniversaries of the grant date.
▪

A grant of 700,000 out-of the-money options to purchase 700,000 shares of Common Stock at the following exercise prices: 233,333 shares at $12.00 per share, 233,333 shares at $14.00 per share, and 233,334 at $16.00 per share (collectively, the “CFO Options”). Each tranche vests in three equal installments on the first three anniversaries of the grant date.

•Execution of an amendment to Mr. Samuels’ employment agreement on January 31, 2015 to permit the Board to authorize distributions to Mr. Samuels pursuant to his RockPile and Caliber transaction incentives in advance of liquidity events for those entities.

•Annual cash bonus awards paid in February 2015 of $1,000,000 for Mr. Samuels, $300,000 for Mr. Bliffen, $400,000 for Mr. Dacar, and $300,000 for Mr. Spencer, in recognition of their services and the results achieved in fiscal year 2015.

Compensation Objectives

The objectives of our compensation programs are to (i) attract, motivate and retain highly-talented executives who can generate shareholder value by developing, implementing, and efficiently running oil and gas related businesses, (ii) align the interests of our executives with those of our stockholders, and (iii) reward our executives based on performance.  We have traditionally sought to position base salary at the median of our peers with the potential to award to the 75th percentile of peers for outstanding performance measured on a number of criteria, including, but not limited to, growth in share price, asset value, reserves, acres, revenue, production and others, as determined by the Compensation Committee (the “Committee”).

General Compensation Philosophy

Compensation Should Relate to Performance

Based on this philosophy, a significant portion of our named executive officers’ compensation is in the form of annual cash bonuses and long-term equity-based incentives. Each of these incentives plays a role in aligning pay with the Company’s performance and in aligning the long-term financial interests of our named executive officers with those of our stockholders.

Compensation Should Be Market Competitive

We are in an intensely competitive market for top level executive talent.  Accordingly, it is vital for us to provide compensation opportunities that are competitive with, or that exceed, the market we compete in for executive talent.  In order to gauge the effectiveness of our compensation programs in this regard, we periodically engage compensation consulting firms to perform peer compensation analysis for us.  For fiscal year 2015 compensation, we did not set a new peer group but instead built off of the fiscal year 2013 benchmarking, which was also used a guide for the market competitiveness of our fiscal year 2014 compensation.

The fiscal year 2013 benchmarking was performed in the fall of calendar year 2012 by Longnecker & Associates (“L&A”).  Given the rapidly evolving nature of our business at the time, establishing an appropriate peer group proved to be challenging, so L&A developed two peer groups — a “current” peer group, reflecting oil and gas exploration companies of similar financial size (based on items such as revenue, assets, market capitalization, and enterprise value) and operational similarity (recognizing the vertical integration of our business, operational footprint, and similarity of reserves) — and a “future growth” peer group, reflecting oil and gas companies of the financial size and operational similarity to  which we aspired to become over the next three  years.  The “current” and “future growth” peer groups were as follows:

Current Peer Group	Future Growth Peer Group

Barnwell Industries	Approach Resources, Inc.
Double Eagle Petroleum Co	Callon Petroleum Co.
Evolution Petroleum Corp	Carrizo Oil & Gas Inc.
FX Energy Inc.	Contango Oil & Gas Company
Gastar Exploration Ltd	Crimson Exploration Inc.
Geomet Inc.	EXCO Resources Inc.
Miller Energy Resources Inc.	Goodrich Petroleum Corp.
Delta Petroleum	Kodiak Oil & Gas Corp.
Postrock Energy Corp.	Laredo Petroleum Holdings, Inc.
Synergy Resources Corp.	Magnum Hunter Resources Corp.
Zaza Energy Corp.	Niska Gas Storage Partners LLC
Saratoga Resources Inc.	Oasis Petroleum Inc.
PDC Energy, Inc.
Resolute Energy Corporation
Rosetta Resources, Inc.
Swift Energy Co.
VAALCO Energy Inc.

We used both the “current” and “future growth” peer groups in setting and determining compensation for fiscal year 2013, although we did not target compensation at any particular percentile of either group.

In fiscal year 2015, the Committee engaged L&A to review the executives’ base salaries and proposed cash bonuses and long-term equity incentive grants for fiscal year 2015 service. L&A reported back to the Committee with an assessment of current energy industry compensation trends for base salaries, discretionary and formulaic bonuses, and long-term incentive awards, as well as considerations for the depressed commodity pricing market. Ultimately, L&A concluded that the Committee’s proposed compensation of the Company’s executives was within the range of reasonableness for similarly sized E&P companies, following which the Committee proceeded with its proposed cash bonus and equity grants described in further detail in this Compensation Discussion and Analysis section of this Proxy Statement. The decision to engage L&A for the fiscal year 2015 executive officer compensation assessment was neither made nor suggested by the Company’s management, and the fees for the engagement were well below the $120,000 threshold requiring disclosure.

Mr. Spencer was appointed as President of TUSA in late February 2015, and the Board determined in April 2015 that he should be deemed a named executive officer whose fiscal year 2015 compensation is disclosed in this Proxy Statement. Because these events occurred after the engagement of L&A, Mr. Spencer’s fiscal year 2015 compensation was not included in L&A’s reasonableness assessment.

Our Executive Compensation Programs Should Evolve as our Business Evolves

Prior to fiscal year 2014, the dynamic and rapidly evolving nature of our business demanded that we retain complete flexibility in assessing our named executive officers’ performance and in determining the appropriate rewards for that performance. However, as our business has evolved and begun to mature, we believe it necessary to have our executive compensation structure evolve as well. Accordingly, we instituted KPIs in fiscal year 2014 with respect to the evaluation and payment of our CEO’s annual cash bonus, and we continued to use KPIs to determine our CEO’s annual cash bonus for fiscal year 2015 service. We expect that we will continue to make these types of incremental changes to our executive compensation programs as our business continues to evolve in order to measure and incentivize performance in line with our evolving strategic initiatives.

The Company Should Aggressively Retain High Performing Executives

We believe strongly in locking up the services of our high performing executives for the long term. Specifically, we believe that Mr. Samuels and Mr. Bliffen are principal drivers of the outstanding results the Company has achieved over the past several years and that, if presented with the opportunity to do so, the Company should move aggressively to secure their services for the long-term. Thus, we entered into an amended employment agreement with Mr. Samuels on July 4, 2013, granted to Mr. Samuels time based “out-of-the-money” stock options to purchase up to 6,000,000 shares of our Common Stock with exercise prices ranging from $7.50 per share up to $15.00 per share (the “CEO Option Grant”), and granted to Mr. Samuels the RockPile and Caliber transaction incentives. The CEO Option Grant and the RockPile and Caliber transaction incentives provided, on a one-time basis, substantially all of Mr. Samuels’ future equity upside in the Company and in RockPile and Caliber. On September 9, 2014, we entered into an amended employment agreement with Mr. Bliffen pursuant to which he received 300,000 RSUs and the CFO Options; however, the agreement states that he is not eligible for an annual long-term incentive award during the initial three-year term of his amended agreement. We believe that providing substantial initial grants, including out-of-the-money options, in lieu of smaller annual grants better aligns the executives with our stockholders by incentivizing them to grow the business and maximize share price.

Executives Should Have Significant Equity or Equity Incentives

We believe strongly that our named executive officers should have meaningful equity or equity incentive awards in the Company.  Our philosophy is that such holdings create the desired incentives and retention features that are integral to aligning the interests of our executive team with those of our stockholders.  In particular, meaningful equity or equity incentive holdings (i) provide increased remuneration to the holder with an increase in our stock price, thereby aligning the interests of our executive team with those of our stockholders, (ii) discourage undue risk-taking, as a significant portion of our equity awards remain unvested and therefore must be held by the executive for a considerable period of time, (iii) encourage retention, based on the vesting schedule associated with equity incentive awards, and (iv) encourage investment and facilitate capital raising activities by the Company, as investors understand and appreciate that our executives have ample “skin-in-the-game.”  For fiscal year 2015, we awarded a signing grant of 300,000 RSUs and the CFO Options to Mr. Bliffen upon executing his amended employment agreement, and we awarded annual bonus RSU grants (three-year vesting) to Messrs. Dacar and Spencer in March 2015 based on fiscal year 2015 performance. Although we do not currently have stock ownership guidelines for all of our executives or directors, each of Mr. Samuels and Mr. Bliffen are prohibited under their employment contracts from selling Common Stock, with limited exceptions, until July 4, 2018 and September 9, 2017, respectively, and we may institute stock ownership guidelines for other executives in the future.

Compensation for Certain Executives Should Incentivize Performance in Each of Our Business Lines and for the Company as a Whole

Given our vertical integration strategy, we believe it is increasingly important that we incentivize certain of our executives with respect to both Company-wide performance and the performance of TUSA, RockPile and Caliber individually. Each of our business lines is important to the success and growth of the Company, and providing specific incentives to our corporate executives who may affect the results of those business lines, such as our CEO, aligns their compensation with the results of each of those business lines. Accordingly, our CEO KPIs place substantial weighting on the growth and development of TUSA, RockPile, and Caliber. Our CEO transaction bonus program also places great emphasis on the growth and development of both RockPile and Caliber, and rewards our CEO for maximizing the return on our investment in each business line. Similarly, given the increased importance of RockPile to our Company-wide success, we made RSU grants to both the CEO and CFO of RockPile for the first time in fiscal year 2014, who were previously compensated solely based on the performance of RockPile. For fiscal year 2015, the long-term incentive component of the RockPile CEO’s and CFO’s bonuses were awarded entirely in RSUs, rather than RockPile Series B profits interests. We believe that by expanding the scope of RockPile executives’ compensation to include Company equity incentives, it will focus those executives on the growth and success of the Company as a whole, and not just on the RockPile segment of our business.

Compensation Process — Making Executive Compensation Decisions

Role of Our Compensation Committee

The Committee (i) reviews the goals and objectives of our executive compensation plans and adopts, or recommends to the Board for adoption, such plans and changes to such plans; (ii) evaluates the performance of our CEO and our other executive officers and determines and approves the compensation level of the CEO and our other executive officers based on such performance evaluation; (iii) reviews and approves any employment, severance or termination arrangements with our executive officers; (iv) reviews and approves any perquisites or other personal benefits to our executive officers; and (v) performs such other duties as are assigned to it by the Committee charter and our organizational documents. The Committee has the sole authority to retain, amend the engagement with, and terminate any compensation consultant or other advisor to be used to assist in the evaluation of director or executive officer compensation or to otherwise assist the Committee in carrying out any of its responsibilities. The Committee has sole authority to approve any such consultant’s or advisor’s fees and other retention terms and has authority to cause the Company to pay the fees and expenses of any such consultant or advisor.

Role of the Compensation Consultants

The Committee engaged L&A in connection with determining fiscal year 2015 cash bonus and long-term compensation. The Committee also relied on and used the peer group identification and compensation benchmarking performed by L&A in regards to fiscal year 2013 compensation as background in making, or confirming, fiscal year 2015 compensation decisions. The Committee reviews the engagement of any independent compensation consultants and as a part of that process reviews a summary of all services provided by the consultants and related costs. For fiscal year 2015, no consultant performed any other material services for the Company, had any business or personal relationships with the Committee members or executive officers of the Company, or owned any stock of the Company, and each consultant had maintained policies and procedures designed to avoid conflicts of interest.

Role of Management in Determining Executive Compensation

Mr. Samuels played a significant role in the Committee’s establishment of our fiscal year 2015 executive compensation.  Significant aspects of his role in the process included:

•Assessing his own performance and evaluating the performance of Messrs. Bliffen, Dacar, and Spencer;

•Providing feedback on industry compensation levels;

•Proposing base salary levels, bonus amounts, and long-term incentive awards for our named executive officers; and

•Attending meetings of the Committee when requested.

Although Mr. Samuels is involved in the compensation process, the Committee is solely responsible for all executive compensation decisions and in all events acts independently of management. Mr. Samuels is not present during voting or deliberations concerning our executive compensation programs.

Annual Compensation Review

The Committee typically conducts an annual review of Company and individual performance in the first quarter of each fiscal year.  Based on that review, the Committee determines cash bonus amounts for the prior fiscal year and long-term equity incentive awards for the current fiscal year (based on performance in the prior fiscal year) for our named executive officers.  We may, at such time, also determine to adjust the base salaries of our named executive officers.  When determining annual bonus amounts, long-term equity compensation awards, and base salary adjustments, the Committee considers the following:

•Market data;

•Individual and Company performance and areas of individual responsibility relative to the market data;

•Compensation of other executive officers in the Company; and

•The recommendations of Mr. Samuels with respect to the compensation of the executives.

Interim Reviews

In addition to the annual performance review process, the Committee will from time to time conduct an interim review of compensation based on the hiring of new employees, the promotion of existing employees, or as otherwise appropriate or necessary, such as with respect to Mr. Samuels’ amended employment agreement in July 2013 and Mr. Bliffen’s amended employment agreement in September 2014.  In general, the Committee will consider the same factors in setting or making interim compensation decisions as it does when conducting annual performance reviews.  For new hires, the Committee will also review the incoming executive’s compensation at his or her previous employment, along with other factors that may be relevant (such as the difficulty in recruiting the executive). However, the Board does not generally confer executive officer status on a new employee until he or she has worked at the Company for a sufficient period of time, during which the employee reports to, and has his or her responsibilities overseen by, an executive officer.

Consideration of Say-on-Pay Vote

The Committee considers the result of the non-binding “say-on-pay” vote of our stockholders concerning the compensation of our named executive officers. At our 2013 Annual Meeting of Stockholders, a strong majority (67%) of the votes cast approved the compensation of our named executive officers. In addition, at that same 2013 Annual Meeting of Stockholders, a strong majority (66%) of the votes cast approved the CEO Option Grant to Mr. Samuels. Accordingly, the Committee concluded that our executive compensation programs generally meet the expectations of our stockholders, and we did not modify our executive compensation approach in fiscal years 2014 or 2015 in response to such results. As approved at our 2013 Annual Meeting of Stockholders, our next “say-on-pay” vote will be held at our 2016 Annual Meeting of Stockholders.

Compensation Risk Assessment

We regularly evaluate the major risks to our business, including how risks taken by management could impact the value of executive compensation. The Committee believes that while there are certain risks inherent in the nature of the Company’s business, the Company’s compensation program does not encourage our executives or our non-executive employees to take inappropriate or excessive risks. The risk-mitigating factors of our compensation program include the following:

•An appropriate balance of quantitative and qualitative KPIs for Mr. Samuels’ fiscal year 2015 annual bonus;

•An appropriate balance of fixed and at-risk compensation components;

•An appropriate mix of cash and equity, with significant weighting on long-term incentive awards;

•Contractual prohibition on Mr. Samuels’ and Mr. Bliffen’s right to sell Common Stock until July 4, 2018 and September 9, 2017, respectively, subject to limited exceptions;

•Extended vesting schedules on equity grants;

•Caps on payout of incentive awards; and

•Committee authority over plan design and final determination of actual compensation awards.

The Committee believes that these factors encourage all of our executives to focus on the Company’s sustained long-term performance.

Elements of Our Compensation and Why We Pay Each Element

Our named executive officers’ fiscal year 2015 compensation consisted principally of the following components:

Component	What it is	Why we pay or provide it
BASE COMPENSATION
Base Salary

●Fixed annual compensation we pay to each of our named executive officers based on market data and their specific job responsibilities, experience, unique value, and demonstrated and anticipated individual contributions

●Attract and retain executive talent ●Provides sufficient, regularly-paid income on which employees can rely
INCENTIVE COMPENSATION
Cash Bonus	●Discretionary annual bonuses based on individual and corporate performance ●CEO annual bonus based on achievement of KPIs ●CFO inducement bonus ●Employee retention bonus	●Attract and retain executive talent ●Reward executives for performance during the fiscal year ●Provide specific retention incentive for special circumstances

Long-Term Equity Incentives	●Restricted Stock Units ●CEO RockPile and Caliber transaction incentives ●CFO Options ●RockPile Series B Units	●Attract, retain and reward our named executive officers ●Align executive interests with those of our stockholders ●Reward performance ●Positively affect risk management
OTHER COMPENSATION
Severance and Change of Control Benefits

●Cash severance payable upon certain involuntary terminations of employment, along with continued provision of certain employee benefits

●Enhanced severance benefits upon termination following a change of control

●Attract, motivate and retain our executive officers

●Provides the Company the flexibility to make decisions regarding organizational issues with agreed-upon severance terms

●Encourage executive officers to remain with the Company and focus on their responsibilities to the Company during an actual or threatened change in control, when prospects for continued employment are often uncertain

Benefits and Perquisites	●Broad-based 401(k) plan ●Health and welfare benefits provided to all employees, plus additional insurance for executives ●Limited perquisites, such as car allowances	●Attract and retain employees ●Allow employees to save for retirement on a tax-advantaged basis ●Provide important insurance coverage to executives in the case of sickness, injury, or death

Fiscal Year 2015 Compensation Actions

Base Salary. For fiscal year 2015, the Committee took the following actions with respect to the base salaries of our named executive officers:

Executive	Base Salary February 1, 2014	Base Salary January 31, 2015	Percent Change	Specific Reason(s) for Action or Inaction
Jonathan Samuels	$500,000	$500,000	N/A	●

Mr. Samuels’ salary remained static in fiscal year 2015. His salary, established in fiscal year 2013, recognizes Mr. Samuels’ outstanding leadership and his unique contributions to the Company.  It also keeps his base salary in line with CEOs of comparable companies.

Justin Bliffen	$250,000	$350,000	40%	●	Salary increase recognizes Mr. Bliffen’s increased responsibilities with the Company and aligns his base salary with CFOs of comparable companies.
R. Curt Dacar	$400,000	$400,000	N/A	●

Mr. Dacar’s salary remained static in fiscal year 2015.  His salary, established in fiscal year 2013, recognizes his strong leadership and performance as RockPile’s CEO.  It also keeps his base salary in line with CEOs of comparable companies.

Dominic Spencer	$300,000	$300,000	N/A	●

Mr. Spencer’s salary remained static in fiscal year 2015.  We did not increase Mr. Spencer’s salary given that it had been increased from $250,000 to $300,000 coincident with the start of fiscal year 2015.

Cash Bonuses. For fiscal year 2015, the Company paid cash bonuses to its named executive officers as follows:

Annual Performance Bonuses.

Amounts: For fiscal year 2015 service, we paid the following annual cash performance bonuses to our named executive officers:

Executive	Performance Bonus Amount	Performance Bonus as a % of Salary	Specific Reason(s) for Bonus Decision
Jonathan Samuels	$1,000,000	200%	●	Bonus was earned based on achievement of KPIs, as described in detail below.
Justin Bliffen	$300,000	85%	●	Bonus was recommended by Mr. Samuels after evaluation of Mr. Bliffen’s performance in fiscal year 2015, and after taking into account Mr. Bliffen’s continued growth as CFO.
R. Curt Dacar	$400,000	100%	●

Bonus was recommended by Mr. Samuels after evaluation of Mr. Dacar’s performance in fiscal year 2015, and after taking into account Mr. Dacar’s central role in RockPile’s significant growth in fiscal year 2015.

Dominic Spencer	$300,000	100%	●	Bonus was recommended by Mr. Samuels after evaluation of Mr. Spencer’s performance in fiscal year 2015, and after taking into account Mr. Spencer’s growing leadership role at TUSA in fiscal year 2015.

Key Performance Indicators for fiscal year 2015 CEO Performance Bonus: Mr. Samuels’ fiscal year 2015 cash performance bonus was based on his achievement of the following quantitative and qualitative KPIs:

KPI	Description	Why we use this KPI
Quantitative KPIs
Production Growth	Actual oil and gas production volume for the year (Exit Rate)	Growth in oil and gas production correlates to increased revenue and cash flow
Reserve Growth	Incremental growth in oil and gas reserve growth (measured by reference to total proved reserves as of the end of the fiscal year)	Increased oil and gas reserves correlate to a stronger business both now and in the future
Finding and Development Costs/BOE	Finding and development costs per Boe	Our efficiency in finding and developing oil and gas assets is strongly correlated with our earnings and cash flow
Lease Operating Expense	Lease operating expense per Boe	Our ability to operate our oil and gas leases efficiently strongly correlates with our earnings and cash flow
Qualitative KPIs
Balance Sheet Management	Exit leverage, liquidity, compliance with financial covenants, along with a subjective component	Maintaining a strong balance sheet is essential to our ability to grow our business and deliver stockholder value
Strategic Items	Operated inventory, scale of operations, analyst research coverage, volume/liquidity, acceptance of vertical integration strategy	Our continued success is dependent on Mr. Samuels’ ability to deliver on strategic items
Quality, Health, Safety and Environment	Subjective measure of health and safety operations and respect to environment	Health and safety are a top priority for us as a Company
Caliber Growth/Management	Subjective measure of Caliber’s growth and management	Caliber is a growing and important segment of our business
RockPile Growth/Leadership	Subjective measure of RockPile’s growth and leadership	RockPile is a growing and important segment of our business
Discretionary	Subject measure of overall Company performance

We believe it is critical to allow the Committee discretion to evaluate the overall performance of both the Company and Mr. Samuels, and to allow the Committee flexibility to account for events or situations that are unforeseen at the time of adoption of the KPIs

Upon completion of fiscal year 2015, we reviewed Mr. Samuels’ performance relative to the quantitative and qualitative KPIs described above and determined that he should receive the maximum cash bonus to which he is eligible—200% of base salary.

CFO Inducement Bonus.  In furtherance of the Committee’s philosophy to aggressively secure the long-term service of our high performing executives, the Company awarded to Mr. Bliffen an inducement bonus coincident with the execution of his amended employment agreement in September 2014. The inducement bonus totaled $400,000, and was payable in four equal installments on September 9, 2014, October 31, 2014, January 31, 2015, and April 30, 2015. The Company believes that the inducement bonus was important to secure Mr. Bliffen’s services for the long-term.

Employee Retention Bonus. In March 2014, the Company initiated an employee retention bonus program pursuant to which employees were awarded a cash bonus payable in quarterly installments in May 2014, August 2014,

November 2014, and March 2015 assuming the employee remained employed by the Company through the relevant vesting date.  Mr. Spencer received a retention bonus of $150,000, $112,000 of which was paid in fiscal year 2015, and Mr. Bliffen received a retention bonus of $100,000, $75,000 of which was paid in fiscal year 2015.  Mr. Samuels and Mr. Dacar did not participate in the employee retention bonus program.

Long-Term Equity Incentives.

For fiscal year 2015, we awarded several different types of long-term equity based incentives, each as described below.

Restricted Stock Units. Over the past few years we have used RSUs as a significant long-term equity-based incentive for our executives and employees.  Each RSU entitles the holder thereof to receive one share of our Common Stock for each RSU that vests. The Committee, based on its experience and after consultation with its compensation consultants, believes RSUs are an appropriate form of equity incentive for our named executive officers as they (i) typically result in less dilution than stock options, (ii) have the same financial accounting consequences as other stock-based compensation awards, (iii) provide the same economics and are generally equivalent to equity ownership, and (iv) tend to positively affect risk management. In fiscal year 2015, or with respect to fiscal year 2015 performance, we made the following RSU grants to our named executive officers:

Executive	RSUs	Grant Date	Specific Reason(s) for Action
Justin Bliffen	100,000	April 28, 2014	●

Annual grant made in early fiscal year 2015 in respect of Mr. Bliffen’s fiscal year 2014 performance.  The amount of the grant was determined upon recommendation of Mr. Samuels and was approved by the Committee after considering Mr. Bliffen’s performance, market competitive compensation, and internal pay equity.  The grant vests fractionally over five years (10%, 10%, 10%, 10%, 60%) to encourage retention.

	300,000	September 9, 2014	●

Grant made to Mr. Bliffen in connection with signing his amended employment agreement. The grant vests fractionally over three years (1/3, 1/3, 1/3) to encourage retention. We did not grant RSUs to Mr. Bliffen for fiscal year 2015 performance and, at this time, we do not plan to grant additional RSUs to Mr. Bliffen until after the initial three year term of his amended employment agreement. We believe Mr. Bliffen is adequately incentivized from an equity compensation perspective based on the options and RSUs granted to him upon execution of his amended employment agreement, along with the RSUs he was granted for fiscal year 2014 performance and in prior years.

R. Curt Dacar	80,000	April 28, 2014	●

Annual grant made in early fiscal year 2015 in respect of fiscal year 2014 performance. Given RockPile’s increased importance to the Company’s business, we felt it prudent to incentivize Mr. Dacar on a Company-wide basis, and not just on a RockPile specific basis. The amount of the grant was determined upon recommendation of Mr. Samuels and was approved by the Committee after considering Mr. Dacar’s performance, market competitive compensation, other RockPile equity incentives held or to be received by Mr. Dacar, and internal pay equity. One half of the grant vests fractionally over five years (10%, 10%, 10%, 10%, 60%), with the other half vesting on a five year cliff basis, to encourage retention.

	163,935	March 10, 2015	●

Annual grant made in early fiscal year 2016 in respect of fiscal year 2015 performance. The amount of the grant was determined upon recommendation of Mr. Samuels and was approved by the Committee after considering Mr. Dacar’s performance, market competitive compensation, other RockPile equity incentives held or to be received by Mr. Dacar, and internal pay equity.  The grant vests fractionally over three years (1/3, 1/3, 1/3) to encourage retention. To further incentivize Mr. Dacar on a Company-wide basis, the entire long-term incentive portion of his bonus for fiscal year 2015 service was paid in RSUs, rather than RockPile Series B Units.

Dominic Spencer	10,000	March 7, 2014	●	Annual grant made in early fiscal year 2015 in respect of fiscal year 2014 performance. The grant vests fractionally over four years (20%, 20%, 20%, 40%) to encourage retention.
	300,000	March 6, 2015	●

Annual grant made in early fiscal year 2016 in respect of fiscal year 2015 performance. The grant vests fractionally over three years (1/3, 1/3, 1/3) to encourage retention. The grant size reflects Mr. Spencer’s significant responsibilities and leadership growth at TUSA during fiscal year 2015.

CFO Option Grant

The CFO Options cover a total of 700,000 shares of Common Stock and are divided into three tranches, each with a different exercise price, as follows:

Number of Shares	Exercise Price
233,333	$12.00 per share
233,333	$14.00 per share
233,334	$16.00 per share

The closing price of the Common Stock on the NYSE MKT on September 9, 2014, the execution date of the CFO Options, was $10.87 per share.

Each tranche of the CFO Options generally vests and becomes exercisable on the same vesting schedule, with 1/3 of each tranche becoming vested and exercisable on each of the first three anniversaries of the grant date.  Once any portion of the CFO Options becomes vested, it is exercisable by Mr. Bliffen from time to time and in such amounts as Mr. Bliffen may choose, until the option expires.

The $12.00 and $14.00 options expire seven years after their grant date, and the $16.00 options expire ten years after their grant date; provided, however, that the options may expire sooner if Mr. Bliffen terminates employment with the Company. In general, upon Mr. Bliffen’s termination of employment, any portion of the options that was unvested (after giving effect to any accelerated vesting required by the his employment agreement) shall be forfeited, and any portion of the options that was then vested (or that becomes vested upon termination as a result of his employment agreement) shall remain exercisable for the remainder of the stated option term.  Upon a “Change in Control”, as defined in the 2014 Plan, the options will become vested and exercisable in full.

We believe the CFO Options appropriately align Mr. Bliffen’s interests with those of our stockholders. Because each tranche of the options was “out-of-the-money” upon grant, the options provide a strong incentive for Mr. Bliffen to increase the value of our stock price, which is in line with our stockholders’ interests.  In addition, the size of the grant and the related upside provide a strong incentive for Mr. Bliffen to remain with the Company for the long-term, which is in line with the Committee’s philosophy to be aggressive in retaining the services of our high performing executives for the long-term.

RockPile Series B Units

RockPile’s Series B Units are profits interests in RockPile. Each Series B Unit generally entitles the holder thereof to the increase in value above the dollar amount per unit that would, in the reasonable determination of RockPile's Board of Managers, be distributed with respect to the existing Series B Units if the assets of RockPile were sold for their fair market value and the proceeds (net of any liabilities of RockPile) were distributed on the grant date for the new Series B Units.

We believe that Series B Units are an effective means of aligning the interests of our RockPile executives (such as Mr. Dacar) with the interests of RockPile and Triangle (as RockPile’s sole stockholder). We have not, and do not plan to, grant Series B Units to our named executive officers that are not RockPile executives. On April 9, 2014, we approved the grant to Mr. Dacar of 600,000 Series B Units which vest over a five-year period, with half vesting fractionally over such period (10%, 10%, 10%, 10%, 60%) and the other half vesting in a single tranche at the end of the five-year period.  The grant was made in respect of Mr. Dacar’s fiscal year 2014 performance upon recommendation of Mr. Samuels, and was approved by the Committee after considering Mr. Dacar’s performance, other RockPile profits interests held by Mr. Dacar, market competitive compensation, and internal pay equity.

CEO Transaction Bonus Program

The CEO transaction bonus program, established in July 2013 in connection with an amendment to Mr. Samuels’ employment agreement, is a cash bonus payable upon a liquidity event involving RockPile or Caliber based on the gain realized by the Company relative to its investment in the relevant entity.  The amount of this bonus would be equivalent to 3.5% of that gain in RockPile for a RockPile liquidity event and 5% of that gain in Caliber for a Caliber liquidity event.  The right to the bonus vests in thirds on the first three anniversaries of the execution date of the amended employment agreement, with acceleration or forfeiture of the unvested portions of such right upon the occurrence of certain events. We believe the CEO transaction bonus program appropriately incentivizes Mr. Samuels with respect to the specific growth of both RockPile and Caliber, which are both important to our long-term success.  We believe that providing an incentive with respect to RockPile and Caliber will motivate Mr. Samuels to focus on the individual needs of each of those business units.

On January 31, 2015, we amended Mr. Samuels’ employment agreement to permit the Board (through the Committee) to authorize distributions under the CEO transaction bonus program in advance of RockPile and Caliber liquidity events. Any Board authorized distribution to Mr. Samuels in respect of an incentive award set forth in the CEO transaction bonus program would reduce any future award payable to Mr. Samuels following an exit event for the corresponding subsidiary by an amount equal to any such distribution.  In approving the amendment, the Committee determined that there may be instances where the Company’s return on invested capital in RockPile or Caliber merits a partial early distribution. In particular, RockPile has paid dividends to the Company that exceed the Company’s invested capital by nearly two and a half times. In light of the Company’s significant return on invested capital in advance of a RockPile liquidity event, in April 2015 the Committee authorized a distribution of approximately $1.87 million to Mr. Samuels as a pre-payment against future amounts payable to him under the CEO transaction bonus program. The distribution was not related to Mr. Samuels’ fiscal year 2015 performance and will be included in his fiscal year 2016 summary compensation disclosure.

Severance and Change-in-Control Benefits

In fiscal year 2014, we entered into an amended employment agreement with Mr. Samuels and a new employment agreement with Mr. Bliffen, each of which provide severance and change-in-control protections to such individuals. Mr. Bliffen’s employment agreement was amended and restated in fiscal year 2015, which modified certain of those protections. Mr. Dacar entered into an employment agreement with RockPile in December 2012, which also includes severance and change-in-control protections. Please see “Potential Payments upon Termination or Change of Control” below for a description of the employment agreements in effect as of the last day of our fiscal year 2015, along with detailed information concerning the termination benefits provided to our named executives. The Committee believes that the severance amounts that may be paid upon termination of employment (whether before or after a change in control of the Company) ensure that the interests of the executive officers will be materially consistent with the interests of the Company’s stockholders and strike a proper balance between the hiring, motivating and retention effects described above, without providing excessive benefits to executives.

Benefits and Perquisites

Pursuant to the terms of Mr. Samuels’ employment agreement, in fiscal year 2015 the Company purchased a life insurance policy on behalf of Mr. Samuels with an annual premium payment of $78,706.  Otherwise, we did not make any material changes to our benefits and perquisites in fiscal year 2015. All of our named executive officers participate in the broad-based employee benefit programs offered generally to our employees. We also provided limited perquisites to Mr. Samuels, Mr. Bliffen and Mr. Dacar in the form of a monthly car allowance, as well as supplemental long-term disability insurance to Mr. Samuels, Mr. Bliffen, and Mr. Spencer.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors, have reviewed and discussed the Compensation Discussion and Analysis (set forth above) with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee:

Gus Halas, Chairman

Roy A. Aneed

Brian Minnehan

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of our named executive officers for the fiscal years ending January 31, 2015, 2014, and 2013:

	Fiscal				Stock	Option	All
Name & Principal Position	Year	Salary		Bonus (e)	Awards (f)	Awards (f)	Other (g)	Total
Jonathan Samuels, President	2015	$500,000		$1,000,000	$—	$—	$97,271	$1,597,271
and Chief Executive	2014	$459,560	(a)	$2,250,000	$934,500	$19,451,175	$18,000	$23,113,235
Officer, former Chief	2013	$389,423		$800,000	$1,000,500	$—	$15,000	$2,204,923
Financial Officer (a)

Justin Bliffen, Chief Financial	2015	$307,500	(b)	$675,000	$4,192,000	$2,547,323	$4,542	$7,726,365
Officer (b)	2014	$249,368	(b)	$187,500	$1,370,006	$—	$—	$1,806,874

R. Curt Dacar, Chief Executive	2015	$400,000		$400,000	$744,800	$—	$18,000	$1,562,800
Officer of RockPile (c)	2014	$405,058	(c)	$340,000	$—	$—	$18,000	$763,058

Dominic Spencer,	2015	$298,077	(d)	$412,500	$85,400	$—	$375	$796,352
President of TUSA

(a)	Effective July 4, 2013, the Company entered into an amended employment agreement with Mr. Samuels, at which time his annual base salary was increased from $400,000 to $500,000 per annum.
(b)

Effective February 13, 2013, the Company appointed Mr. Bliffen as Chief Financial Officer. Coincident with this change in role, Mr. Bliffen entered into an employment agreement on May 1, 2013, with a February 13, 2013 effective date, which increased his base salary from $190,000 per annum to $250,000 per annum. The Company entered into an amended and restated employment agreement with Mr. Bliffen on September 9, 2014, which increased his base salary to $350,000. Fiscal year 2014 is the first year in which Mr. Bliffen was determined to be a named executive officer of the Company.

(c)

Mr. Dacar entered into an employment agreement with RockPile in December 2012 pursuant to which he receives a base salary of $400,000 per annum. Fiscal year 2014 is the first year in which Mr. Dacar was determined to be an executive officer of the Company.

(d)

Mr. Spencer received a base salary of $300,000 per annum in fiscal year 2015. Mr. Spencer does not currently have an employment agreement with TUSA or the Company. Fiscal year 2015 is the first year in which Mr. Spencer was determined to be a named  executive officer of the Company.

(e)

The Company paid fiscal year 2015 short-term incentive cash bonuses in the amount of $1,000,000 for Mr. Samuels, $300,000 for Mr. Bliffen,  $400,000 for Mr. Dacar, and $300,000 for Mr. Spencer, based on their performances and responsibilities during the fiscal year. Mr. Bliffen also received an inducement bonus of $400,000 in connection with signing his amended employment agreement in September 2014, $300,000 of which was paid in fiscal year 2015. Mr. Spencer and Mr. Bliffen received employee retention bonuses of $150,000 and $100,000, respectively, three quarters of which was paid in fiscal year 2015.

(f)

The value of stock awards and option awards made during the fiscal year are based upon the aggregate grant date fair value, determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718 “Compensation – Stock Compensation”. The discussion of the assumptions used in calculating these values can be found in the footnotes to the Grants of Plan-Based Awards table below and in Note 11,  “Share-Based Compensation,” of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the fiscal year ended January 31, 2015. The value of these stock awards and option awards is expensed over the vesting term of the award.

(g)

For fiscal year 2015, other compensation reflects (i) car allowance provided to Mr. Samuels, Mr. Bliffen and Mr. Dacar, (ii) supplemental life insurance for Mr. Samuels, and (iii) long-term disability insurance for Mr. Samuels, Mr. Bliffen, and Mr. Spencer.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding the number of plan-based awards that were awarded to our named executive officers in fiscal year 2015:

		All Other
		Stock Awards:	Grant Date Fair			Grant Date		Grant Date Fair
	Grant	Number of	Value of Stock	Number of		Fair Value of		Value of All
Name	Date (a)	Shares or Units (a)	Awards (a)	Option Awards		Option Awards		Awards
Justin Bliffen	4/28/2014	100,000	$931,000	—		$—		$931,000
	9/9/2014	300,000	$3,261,000	—		$—		$3,261,000
	9/9/2014	—	$—	700,000	(b)	$2,547,323	(b)	$2,547,323
R. Curt Dacar	4/28/2014	80,000	$744,800	—		$—		$744,800
Dominic Spencer	3/7/2014	10,000	$85,400	—		$—		$85,400

(a)

The stock awards were grants of RSUs. Each unit represents a right at its vesting to receive one share of the Company’s Common Stock. Vesting is contingent upon continued employment over a period of years, with annual vesting of a specified percentage to occur on each anniversary of the award date through the final vesting date. In accordance with FASB ASC Topic 718, the grant date fair value of the stock awards was the number of granted RSUs multiplied by the closing price per share of our Common Stock on the award date.

(b)

Each option award represents a right at its vesting to purchase one share of the Company’s Common Stock at the stated exercise price. The options are convertible into (i) 233,333 shares of Common Stock at an exercise price of $12.00 per share, (ii) 233,333 shares of Common Stock at an exercise price of $14.00 per share, and (iii) 233,334 shares of Common Stock at an exercise price of $16.00 per share. Full vesting is contingent upon continued employment over a period of three years with 1/3 of each tranche vesting and becoming exercisable on each of the first three anniversaries of the September 9, 2014 grant date. On September 9, 2014, the closing price of the Company’s Common Stock on the NYSE MKT was $10.87 per share. The grant date present value is based on the Black-Scholes option pricing model adapted for use in calculating the fair value of executive stock options, using the following assumptions: volatility – 54.0 percent; risk free rate of return – 1.06 percent; dividend yield – 0.0 percent; and weighted average expected option life – 3.0 years. There were no adjustments made to the model for non-transferability or risk of forfeiture. The actual value, if any, Mr. Bliffen may realize will depend on the excess of the market price over the exercise price on the date the option is exercised. There is no assurance the value realized by Mr. Bliffen will be at or near the value estimated by the Black-Scholes model.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth information regarding the number of equity awards convertible into Common Stock that were outstanding and held by our named executive officers as of January 31, 2015:

	Option Awards				Stock Awards
					Number of
					Shares or	Market Value
	Number of Common Stock				Units of	of Shares or
	Shares Underlying Unexercised		Option	Option	Stock that	Units of Stock
	Options		Exercise	Expiration	Have Not	That Have
Name	Exercisable	Unexercisable	Price	Date	Vested (a)	Not Vested (b)
Jonathan Samuels	75,000	675,000	$7.50	7/4/2023	225,000	$1,181,250
	75,000	675,000	$8.50	7/4/2023	—	$—
	150,000	1,350,000	$10.00	7/4/2023	—	$—
	150,000	1,350,000	$12.00	7/4/2023	—	$—
	150,000	1,350,000	$15.00	7/4/2023	—	$—
Justin Bliffen	—	233,333	$12.00	9/9/2021	625,310	$3,282,878
	—	233,333	$14.00	9/9/2021	—	$—
	—	233,334	$16.00	9/9/2024	—	$—
R. Curt Dacar	—	—	$—	—	80,000	$420,000
Dominic Spencer	—	—	$—	—	168,900	$886,725

(a)	These RSUs vest as follows:

	Vesting Year
	Fiscal Year 2016	Fiscal Year 2017	Fiscal Year 2018	Fiscal Year 2019	Fiscal Year 2020	Total
Mr. Samuels	45,000	75,000	15,000	90,000	—	225,000
Mr. Bliffen	181,328	161,328	162,654	60,000	60,000	625,310
Mr. Dacar	4,000	4,000	4,000	4,000	64,000	80,000
Mr. Spencer	31,475	3,475	4,950	129,000	—	168,900

(b)

Value of RSUs is equal to the number of RSUs outstanding on January 31, 2015 multiplied by $5.25, the closing price of our Common Stock on January 30, 2015, which was the last trading day before January 31, 2015.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding option exercises and RSU vesting with respect to our named executive officers in fiscal year 2015:

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized	Shares Acquired	Realized
Name	on Exercise	on Exercise (a)	on Vesting	on Vesting (b)
Jonathan Samuels	63,333	$226,099	195,908	$1,602,860
Justin Bliffen	—	$—	86,328	$746,141
Dominic Spencer	—	$—	40,475	$343,567

(a)

The value of stock options exercised in fiscal year 2015 is determined by multiplying the number of options exercised by the difference between the exercise price and the market value of the Company's Common Stock on the exercise date.

(b)	The value of RSUs that vested in fiscal year 2015 is determined by multiplying the number of shares vesting by the market value of the Company’s Common Stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements

As described above, each of Mr. Samuels, Mr. Bliffen and Mr. Dacar has entered into an employment agreement that provides for certain benefits upon termination of employment, including after a change in control. The agreements, as in effect on the last day of fiscal year 2015, are summarized below.

Mr. Samuels

The agreement with Mr. Samuels provides for an annual salary of not less than $500,000. In addition, Mr. Samuels is eligible to receive an annual cash bonus of up to 200% of base salary based upon performance (the “Samuels STI Award”), as determined by the Committee. Mr. Samuels is no longer eligible for an annual long-term incentive award as a result of stockholder approval of the CEO Option Grant at the Company’s 2013 Annual Meeting of Stockholders. He is entitled to participate in any and all benefit plans in effect for executives from time to time, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. In the event that Mr. Samuels’ employment is terminated by us without Cause or by Mr. Samuels with Good Reason (as each such term is defined in the agreement) or as a result of his death or disability while traveling on official Company business, he is entitled to any unpaid Samuels STI Award, the target Samuels STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), the immediate vesting of all outstanding equity incentive awards, the continuation of payment of annual salary for 18 months, and health benefits for an eighteen-month period. In the event Mr. Samuels is terminated with Cause or terminates voluntarily without Good Reason, he is generally not entitled to any benefits upon termination. In the event that Mr. Samuels provides notice of non-extension of the term of his employment, he is only entitled to any unpaid Samuels STI Award. If we provide notice of non-extension of the term of Mr. Samuels’ employment, he would generally be entitled to any unpaid Samuels STI Award, the immediate vesting of all outstanding equity incentive awards, the continuation of payment of annual salary for 12 months, and health benefits for a twelve-month period. In the event that Mr. Samuels’ employment is terminated during the one-year period following a Change of Control (as defined in the agreement) without Cause or he terminates his employment with Good Reason, he is entitled to a lump-sum cash payment equal to two and one-half times his annual salary, any unpaid Samuels STI Award, the target Samuels STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), health benefits for a thirty-month period, and the immediate vesting of all outstanding equity incentive awards. Payment of severance benefits may be conditioned upon Mr. Samuels’ execution of a release of claims against us.  In the event that Mr. Samuels’ employment is terminated as a result of his death or disability while not traveling on official company business, he would generally be entitled to any unpaid Samuels STI Award and the immediate vesting of all outstanding equity incentive awards.

Mr. Bliffen

The agreement with Mr. Bliffen provides for an annual salary of not less than $350,000. In addition, Mr. Bliffen is eligible to receive an annual cash bonus of up to 100% of base salary based upon performance (the “Bliffen STI Award”), as determined by the Committee. Mr. Bliffen is no longer eligible for an annual long-term incentive award until the initial three-year term of his September 9, 2014 employment agreement has expired. He is entitled to participate in any and all benefit plans in effect for executives from time to time, along with vacation, sick and holiday pay in accordance with our policies established and in effect from time to time. In the event that Mr. Bliffen’s employment is terminated by us without Cause or by Mr. Bliffen for Good Reason (each as such term is defined in the agreement) or as a result of his death or disability while traveling on official Company business, he is entitled to any unpaid Bliffen STI Award, the target Bliffen STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), the immediate vesting of all outstanding equity incentive awards, the continuation of payment of annual salary for twelve months, health benefits for a twelve-month period, and any unpaid portion of the inducement bonus (except in the case of termination by Mr. Bliffen for Good Reason). In the event that Mr. Bliffen is terminated with Cause or terminates voluntarily without Good Reason, he is generally not entitled to any benefits upon termination. In the event that Mr. Bliffen provides notice of non-extension of the term of his employment, he is only entitled to any unpaid Bliffen STI Award. If we provide notice of non-extension of the term of Mr. Bliffen’s employment, he would generally be entitled to any unpaid Bliffen STI Award, the immediate vesting of all outstanding equity incentive awards, the continuation of payment of annual salary for 12 months, and health benefits for a twelve-month period. In the event that Mr. Bliffen’s employment is terminated during the one-year period following a Change of Control (as defined in the agreement) without Cause or he terminates his employment with Good Reason, he is entitled to a lump sum cash payment equal to two and one-half times his annual salary, any unpaid Bliffen STI Award, the target Bliffen STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), health benefits for a twelve-month period, the immediate vesting of all outstanding equity incentive awards, and any unpaid portion of the inducement bonus. Payment of severance benefits may be conditioned upon Mr. Bliffen’s execution of a release of claims against us.  In the event that Mr. Bliffen is terminated as a result of his death or disability while not traveling on official Company business, he would generally be entitled to any unpaid Bliffen STI Award and the immediate vesting of all outstanding equity incentive awards.

Mr. Dacar

The agreement with Mr. Dacar provides for an annual salary of not less than $400,000. In addition, Mr. Dacar is eligible to receive an annual cash bonus of up to 100% of base salary based upon performance (the “Dacar STI Award”), as determined by Committee and RockPile’s Board of Managers. Mr. Dacar is also eligible for an annual long-term incentive award of up to 200% of base salary, as determined by the Committee.  Additionally, he is entitled to participate in any and all benefit plans in effect for executives from time to time, along with vacation, sick and holiday pay in accordance with RockPile’s policies established and in effect from time to time. In the event that Mr. Dacar’s employment is terminated without Cause or by Mr. Dacar with Good Reason (as each such term is defined in the agreement) or as a result of his death or disability while traveling on official RockPile business, he is entitled to any unpaid Dacar STI Award, the continuation of payment of annual salary for nine months, and health benefits for a nine-month period.  In the event Mr. Dacar is terminated with Cause or terminates voluntarily without Good Reason, he is generally not entitled to any benefits upon termination. In the event that Mr. Dacar’s term of employment is not extended, he is entitled to any unpaid Dacar STI Award, the continuation of payment of annual salary for three months, and health benefits for a six-month period. In the event that Mr. Dacar’s termination occurs following a Change of Control (as defined in the agreement), he is entitled to a lump-sum cash payment equal to two times his annual salary, any unpaid Dacar STI Award, the target Dacar STI Award for the year in which termination occurs (pro-rated for the period worked prior to the termination), health benefits for a nine-month period, and the immediate vesting of all outstanding RockPile Series B Units and Company equity incentive awards. Payment of severance benefits may be conditioned upon Mr. Dacar’s execution of a release of claims against us.  In the event that Mr. Dacar’s employment is terminated as a result of his death or disability while not traveling on official RockPile business, he would generally be entitled to any unpaid Dacar STI Award.

Estimated Termination Benefits

The following table quantifies the benefits that would have been received by Mr. Samuels, Mr. Bliffen and Mr. Dacar under their employment agreements had they experienced a termination of employment under various circumstances as of January 31, 2015, under the terms of their employment agreements in effect on such date.

		Termination
		with Cause,			Termination
		Resignation			following a
		without	Termination	Resignation with	Change of
Name	Payment Type	Good Reason	without Cause	Good Reason	Control
Jonathan Samuels	Cash Severance	$—	$750,000	$750,000	$1,250,000
	Unpaid STI	$—	$1,000,000	$1,000,000	$1,000,000
	Equity Acceleration	$—	$1,181,250	$1,181,250	$1,181,250
	Health Benefits	$—	$9,254	$9,254	$15,423
	TOTAL	$—	$2,940,504	$2,940,504	$3,446,673

Justin Bliffen	Cash Severance	$—	$350,000	$350,000	$875,000
	Unpaid STI	$—	$300,000	$300,000	$300,000
	Equity Acceleration	$—	$3,282,878	$3,282,878	$3,282,878
	Inducement Bonus	$—	$100,000	$—	$100,000
	Health Benefits	$—	$18,122	$18,122	$18,122
	TOTAL	$—	$4,051,000	$3,951,000	$4,576,000

R. Curt Dacar	Cash Severance	$—	$300,000	$300,000	$800,000
	Unpaid STI	$—	$400,000	$400,000	$400,000
	Equity Acceleration	$—	$—	$—	$420,000	(a)
	Health Benefits	$—	$13,987	$13,987	$13,987
	TOTAL	$—	$713,987	$713,987	$1,633,987

(a)

In connection with a change of control at the Company, Mr. Dacar would have experienced a vesting acceleration of 80,000 RSUs and 600,000 Series B-4 Units (profits interests) in RockPile. As no fair market value assessment of RockPile had been conducted as of January 31, 2015, the value of the accelerated vesting of the 600,000 Series B-4 Units is not determinable and therefore not included herein.

Mr. Spencer does not have an employment agreement with TUSA or the Company.

Report of the Audit Committee

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for the Company’s fiscal year ended January 31, 2015, the Audit Committee:

•Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended January 31, 2015 with management and KPMG LLP, the Company’s independent auditor;

•Discussed with management and KPMG LLP the adequacy of the system of internal controls;

•Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•Received the written disclosures and the letter from KPMG LLP regarding its independence as required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with KPMG LLP its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate. In addition, the Audit Committee’s meetings included executive sessions with the Company’s independent auditor and the Company’s accounting and reporting staff, in each case outside the presence of the Company’s management.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditor, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States of America.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 for filing with the SEC.

Randal Matkaluk, Chairman

Roy A. Aneed

Gus Halas

Audit Committee Pre-Approval Policy

Pursuant to the terms of the charter of the Audit Committee, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent auditor. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent auditor in order to ensure that the provision of such services does not impair the auditor’s independence. The Audit Committee has delegated interim pre-approval authority to the Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to Company management the Audit Committee’s responsibility to pre-approve services performed by the independent auditor.

Any pre-approval is effective for 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. With respect to each proposed pre-approved service, the independent auditor must provide detailed back-up documentation to the Audit Committee regarding the specific service to be provided pursuant to a given pre-approval of the Audit Committee. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. All of the services described in this Proxy Statement in “Proposal 2 – Ratification of Appointment of our Independent Registered Public Accounting Firm,” were approved by the Audit Committee.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2016, subject to ratification of the appointment by the Company’s stockholders. KPMG LLP served as our independent registered public accounting firm for the fiscal year ended January 31, 2015. If the stockholders do not ratify the appointment of KPMG LLP, the adverse vote will be considered as a direction to the Audit Committee to select other auditors. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending January 31, 2016 will be permitted to stand unless the Audit Committee finds other reasons for making a change. Even if the selection of KPMG LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of new auditors at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

A representative of KPMG LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

Fees Paid to Principal Accountants

The following table presents the aggregate fees billed by KPMG LLP during the fiscal years ended January 31, 2014 and 2015.

	Fiscal Year 2014	Fiscal Year 2015
Audit fees (a)	$1,321,500	$1,023,820
Audit-related fees	$—	$—
Tax fees	$—	$96,865
All other fees	$32,190	$—
Total	$1,353,690	$1,120,685

(a)	Audit fees include fees for the year-end audit and related quarterly reviews, issuance of comfort letters and consents.

RECOMMENDATION OF THE BOARD OF DIRECTORS FOR PROPOSAL NO. 2:

THE AUDIT COMMITTEE AND BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE fiscal year ENDING JANUARY 31, 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information related to our equity compensation plans under which our equity securities are authorized for issuance as of January 31, 2015:

					Number of
	Number of				Shares of Common
	Shares of Common				Stock Remaining
	Stock to be		Weighted-Average		Available for Future
	Issued Upon Exercise of		Exercise Price of		Issuance Under
	Outstanding Options		Outstanding Options		Equity Compensation
Plan Category	and Rights		and Rights		Plans (a)
Equity compensation plans
approved by security holders

Amended and Restated 2011	2,238,947	(b)	$—	(b)	—
Omnibus Incentive Plan

CEO Stand-Alone Stock Option	6,000,000		$11.25		—
Agreement

2014 Equity Incentive Plan	1,365,100	(c)	$14.00	(d)	4,634,900

Equity compensation plans not	—		$—		—
approved by security holders

Total	9,604,047	(e)	$11.54	(d)	4,634,900

(a)	The number of securities remaining available for future issuance has been reduced by the number of securities to be issued upon exercise of outstanding options and RSUs subject to time vesting.
(b)	Shares of Common Stock to be issued based upon vesting of RSUs for continuous employment over a specified period of time. Weighted average exercise price calculation not applicable.
(c)	Of this amount, 700,000 shares are issuable pursuant to options and 665,100 shares are issuable pursuant to RSUs.
(d)	Weighted average exercise price excludes shares issuable upon vesting of RSUs.
(e)	Of this amount, 6,700,000 shares are issuable pursuant to options and 2,904,047 shares are issuable pursuant to RSUs.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own beneficially more than ten percent (10%) of our Common Stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a). Based solely on the reports we received and on written representations from reporting persons, we believe that, during fiscal year 2015, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

Related Party Transactions

Other than as set forth below, from February 1, 2014 to the present, there was no transaction, or series of transactions, nor is there any currently proposed transaction, in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, or known beneficial holder of more than five percent of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, that is required to be disclosed under applicable SEC rules. Related party transactions are subject to review and oversight by our Audit Committee, unless they relate to compensation matters within the authority of the Compensation Committee.

Future Proposals of Security Holders

Any proposal that a stockholder wishes to include in the proxy materials for our 2016 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received no later than January 30, 2016, assuming that the 2016 Annual Meeting of Stockholders is held within 30 days before or after the anniversary of the Annual Meeting, and must be submitted in compliance with the rule. If the 2016 Annual Meeting of Stockholders is held on a date that is more than 30 days before or after the anniversary of the Annual Meeting, then the deadline for submission is a reasonable time before the Company begins to print and send its proxy materials for that meeting. Proposals should be directed to Triangle Petroleum Corporation, 1200 17th Street, Suite 2600, Denver, Colorado 80202, Attention: Corporate Secretary.

Any proposal or nomination for director that a stockholder wishes to propose for consideration at the 2016 Annual Meeting of Stockholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Article II, Section 15 or 16 of our Bylaws, as applicable, and must be received at our principal executive offices no earlier than March 18, 2016 and no later than April 17, 2016. If the 2016 Annual Meeting of Stockholders is held on a date that is more than 25 days before or after the anniversary of the Annual Meeting, then the deadline for submission is the tenth day following the day on which the date of the 2016 Annual Meeting of Stockholders is publicly disclosed. Any such proposal must be an appropriate subject for stockholder action under applicable law and must otherwise comply with the requirements of our Bylaws.

Pursuant to SEC Rule 14a-4(c)(1), if our Corporate Secretary receives any stockholder proposal at the address listed above after April 14, 2016 that is intended to be presented at the 2016 Annual Meeting of Stockholders (assuming that the meeting is held on July 16, 2016), the proxies designated by the Board will have discretionary authority to vote on such proposal.

Incorporation by Reference

Documents incorporated by reference into this Proxy Statement but not included herein will be provided upon written or oral request and by first class mail within one business day of receipt of such request.  You may call us at (303) 260-7125, or send a written request to Triangle Petroleum Corporation, 1200 17th Street, Suite 2600, Denver, Colorado 80202, attention: Corporate Secretary.

Householding of Materials

In some instances, only one copy of this Proxy Statement and the other proxy material is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of this Proxy Statement and the other proxy materials, you may call us at (303) 260-7125, or send a written request to Triangle Petroleum Corporation, 1200 17th Street, Suite 2600, Denver, Colorado 80202, attention: Corporate Secretary. If you have received only one copy of this Proxy Statement and the other proxy materials, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of this Proxy Statement and the other proxy materials may request delivery of a single copy, by contacting us as provided above.

Stockholder Communications

The Board of Directors welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board of Directors, to any committee, to the independent directors, or to any director in particular, to: Triangle Petroleum Corporation, 1200 17th Street, Suite 2600, Denver, Colorado 80202, Attention: Corporate Secretary.

Other Business

The Board of Directors knows of no business to be brought before the Annual Meeting other than as set forth above. If other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

By Order of the Board of Directors,

Jonathan Samuels

President & Chief Executive Officer

Denver, Colorado

May 29, 2015

TRIANGLE PETROLEUM CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 16, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints JONATHAN SAMUELS and JUSTIN BLIFFEN and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of common stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the “Meeting”) to be held on July 16, 2015, at 9:00 a.m., local time, at our corporate offices, located at 1200 17th Street, Suite 2600, Denver, Colorado 80202, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

In their discretion, the Proxies are authorized to vote upon any other matter that may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES, FOR PROPOSAL 2, AND AS THE PROXY HOLDERS MAY DETERMINE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS PROPERLY PRESENTED FOR A VOTE AT THE ANNUAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to Be Held on July 16, 2015

The following Proxy Materials are available for your review at
http://viewproxy.com/trianglepetroleum/2015/:

•Notice of the 2015 Annual Meeting of Stockholders;

•2015 Proxy Statement;

•Form 10-K and for the fiscal year ended January 31, 2015; and

•Proxy Card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS

Please mark your votes like this ⌧

1.	Election of Directors			FOR all	WITHHOLD AUTHORITY
				Nominees listed	to vote (except as marked
	NOMINEES:	01	Peter Hill	to the left	to the contrary for all
		02	Roy A. Aneed		Nominees listed to the left)
		03	Gus Halas
		04	Randal Matkaluk	☐	☐
		05	Brian Minnehan
		06	Jonathan Samuels

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above)

2.	Proposal to ratify appointment of KPMG LLP as independent registered public accounting firm for fiscal year 2016

	☐ FOR	☐ AGAINST	☐ ABSTAIN

I plan on attending the meeting ☐

Signature	Signature	Date	, 2015

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

As a stockholder of TRIANGLE PETROLEUM CORPORATION, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on July 15, 2015.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE
Vote Your Proxy by Phone:
Call 1 (888) 693-8683
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY